UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Arrow Financial Corporation
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250 Glen Street
Glens Falls, New York 12801

April 24, 2025

Dear Shareholder:

You are cordially invited to attend the Arrow Financial Corporation Annual Meeting of Shareholders at 10:00 a.m. on June 4, 2025. The Company will host the Annual Meeting virtually. Visit our website at arrowfinancial.com for more information.

As in the past, our meeting will begin with a review of all voting matters and then feature a short presentation on the Company. Additional details about the Annual Meeting and related voting instructions can be found in the following Notice of 2025 Annual Meeting of Shareholders and related Proxy Statement.

We are proud of the significant milestones we accomplished in 2024, strengthening our foundation and positioning us for future growth.

A defining achievement was the unification of our subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and Saratoga National Bank and Trust Company ("SNB"), under a single brand, Arrow Bank National Association®, or Arrow Bank™. This strategic move simplifies our identity, enhances market presence and ensures continued local personalized service. Behind Arrow Bank's new name remains the same trusted people and services our customers rely on.

We also expanded our footprint with the acquisition of a bank branch in Whitehall, New York, and the assets of a local insurance agency under Upstate Agency, LLC. These strategic investments enhance our offerings and increase shareholder value.

During 2024 we made some key strategic decisions, including restructuring our investment portfolio and recognizing unification-related expenses, positioning us for a strong 2025. We continued delivering value to shareholders through share repurchases and increased our quarterly cash dividend to $0.28 per share.

Our strength was further recognized as we were named to the prestigious Piper Sandler Sm-All Stars: Class of 2024 list and our subsidiary, Arrow Bank, formerly Glens Falls National Bank and Saratoga National Bank maintained its 5-star "Exceptional Performance" rating from BauerFinancial for the 72nd consecutive quarter. Additionally, we welcomed four new board members, each bringing valuable expertise and diverse perspectives to help guide our strategic vision.

These achievements would not have been possible without the dedication of our exceptional team, who continue to serve the needs of our customers, communities and shareholders. Thank you for your trust and investment in Arrow Financial Corporation. We look forward to building on this momentum in 2025.

For a better understanding of our Company, including its compensation practices and corporate governance structure, please review our attached proxy materials and Annual Report on Form 10-K. Whether or not you plan to attend the Annual Meeting this year, it is important to us that your shares are represented. We encourage you to vote your shares promptly, and in advance of the Annual Meeting. Thank you.

Sincerely,

/s/ Tenée R. Casaccio            /s/ David S. DeMarco

Tenée R. Casaccio            David S. DeMarco
Chair of the Board            President and Chief Executive Officer

250 Glen Street
Glens Falls, New York 12801

NOTICE OF
2025 ANNUAL MEETING OF SHAREHOLDERS

April 24, 2025

To the Shareholders of Arrow Financial Corporation:

The Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held on Wednesday, June 4, 2025, beginning at 10:00 a.m. Eastern Daylight Time. The Company will host the Annual Meeting virtually. Instructions on how to participate via the Internet, including how to demonstrate proof of stock ownership, are available at: www.proxyvote.com. Shareholders may vote and submit questions prior to attending the Annual Meeting via the Internet. Please see the Additional Voting Information section of this Proxy Statement for additional important information regarding the virtual Annual Meeting.

The Annual Meeting of Shareholders of Arrow Financial Corporation will consider and vote upon the following matters, as described more fully in the Proxy Statement attached to this Notice:

1.The election of four Class C Directors to three-year terms, one Class A director to the remainder of their term and one Class B director to the remainder of their term.

2.Advisory approval of our 2024 executive compensation (“Say-on-Pay”).

3.Ratification of the selection of Crowe LLP ("Crowe") as our independent auditor for 2025.

4.Any other business that may properly come before the 2025 Annual Meeting, or any adjournment or postponement thereof.

Shareholders of record as of the close of business on April 7, 2025 will be entitled to vote at the 2025 Annual Meeting, or any adjournment or postponement thereof. Please see the Additional Voting Information section of the Proxy Statement for more information on how to vote.

Please ensure that your shares are represented at the 2025 Annual Meeting, as your vote is important. See the attached Proxy Statement for more information on how to vote your shares. Thank you.

By Order of the Board of Directors,

/s/Andrew J. Wise
Andrew J. Wise
Corporate Secretary

250 Glen Street
Glens Falls, New York 12801

PROXY STATEMENT TABLE OF CONTENTS

General Voting Information	1

Voting Item 1 – Election of Four Class C Directors to Three-Year Terms, One Class A director to the remainder of their term and One Class B director to the remainder of their term	2

Voting Item 2 – Advisory Approval of Our 2024 Executive Compensation ("Say-on-Pay")	10

Voting Item 3 – Ratification of the Selection of Crowe as Our Independent Auditor for 2025	12

Audit Committee Report	15

Corporate Governance	17

Named Executive Officers	23

Litigation	24

Stock Ownership Information	25

Compensation Discussion and Analysis	27

Executive Compensation	35

Agreements With Named Executive Officers	45

Delinquent Section 16(a) Reports	49

Additional Voting Information	49

Additional Shareholder Information	53

250 Glen Street
Glens Falls, New York 12801

PROXY STATEMENT

General Voting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Arrow Financial Corporation (“Company”), a New York corporation, of proxies to be voted at the 2025 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on June 4, 2025, at 10:00 a.m., or at any adjournment or postponement thereof.

The release of the Notice Regarding the Availability of Proxy Materials, the Notice of 2025 Annual Meeting of Shareholders, the Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (collectively, the “Proxy Materials”) is scheduled to begin on April 24, 2025, to shareholders of record as of the close of business on April 7, 2025. As of the record date, there were 16,670,684 shares of Company common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

To vote, please follow the instructions in the Notice Regarding the Availability of Proxy Materials or in the other Proxy Materials. If you wish to receive a printed copy of the Proxy Materials, please follow the instructions in the Notice Regarding the Availability of Proxy Materials. The Proxy Materials will be mailed within three business days of receipt of your request. Shareholders who previously requested electronic copies will receive them in that format.

Please be sure that your shares are represented at the Annual Meeting by completing and submitting your proxy by telephone, online or by requesting and returning a completed paper proxy card. Please see the Additional Voting Information section of this Proxy Statement for more information on how to vote.

Voting Item 1 – Election of Four Class C Directors to Three-Year Terms, One Class A Director to the Remainder of their Term and One Class B Director to the Remainder of their Term

Summary and Board Recommendation:

Item 1 at the Annual Meeting is the election of four Class C Directors to three-year terms expiring at the 2028 Annual Meeting of Shareholders, one Class A Director to the remainder of their term expiring at the 2026 Annual Meeting of Shareholders and one Class B Director to the remainder of their term expiring at the 2027 Annual Meeting of Shareholders and, in each case, until their respective successors are elected and qualified. The Board has nominated for election Tenée R. Casaccio, James M. Dawsey, Philip C. Morris and Colin L. Read, Ph.D. as Class C Directors; Daniel J. White as Class A Director and Kristine D. Duffy, Ed.D. as Class B Director.

All six nominees were unanimously recommended by the Governance and Risk Committee to the Board (the "Governance Committee"), are currently serving as Directors and have been determined to be qualified and have consented to serve if elected.

There are no arrangements or understandings between any Director or Director nominee and any other persons pursuant to which such person was selected as a Director or nominee. None of the Directors are party to any agreement or arrangement that would require disclosure pursuant to Listing Rule 5250(b)(3) for the National Association of Securities Dealers, Inc. ("NASDAQ®") Stock Market, where the Company’s common stock is listed. This rule requires disclosure of agreements or arrangements between a Director and a third party related to the Director's service on the Board.

The Board has no reason to believe that any of these nominees will decline or be unable to serve if elected. Under applicable law and the Company’s bylaws, Directors are elected by a plurality of the shares voted at the Annual Meeting, meaning the nominees receiving the most “For” votes will be elected. For additional information regarding the vote requirements for Item 1, the treatment of abstentions and broker "non-votes" and a description of the Company’s Majority Voting Policy with respect to the election of Directors, please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For” each of its six nominees: Tenée R. Casaccio, James M. Dawsey, Kristine D. Duffy, Ed.D., Philip C. Morris, Colin L. Read, Ph.D., and Daniel J. White.

Director Nomination Process:

The Governance Committee is responsible for identifying and recommending to the full Board suitable nominees to serve as Directors, including incumbents. Director nominees are selected based upon the following criteria, among others:

•Individual Strengths: The candidate’s knowledge, skill, experience and expertise
•Board Composition: The objective of achieving certain characteristics for the Board as a group, such as diversity of background, occupation, viewpoint and other attributes
•Succession Planning: Balance among age groups from those who are in mid-career to those nearing or recently entered into retirement

Additionally, the Governance Committee will not generally recommend a new candidate for nomination unless the candidate has demonstrated notable leadership and accomplishment in business, higher education, politics and/or cultural endeavors. The Governance Committee further assesses a candidate’s understanding of the regulatory and policy environment in which the Company does business and the candidate's interest in the communities served by the Company. Other factors considered by the Governance Committee include a candidate’s personal character, integrity and financial acumen. For candidates with prior experience as a Director of the Company or one of its current subsidiaries, including Arrow Bank, formerly known as GFNB, and Upstate Agency, LLC ("Upstate Agency"), or its former subsidiary SNB, which merged into GFNB, such candidate's service record will be an important factor in evaluating the desirability of the candidate's continuing service as a Director. Generally, Directors may not serve on the boards of more than two other public companies and may not serve on the board of any other public company whose principal business is financial services.

To identify new candidates for Director, the Governance Committee will employ its own search protocols, seek suggestions from management and consider any Director nominee proposals it properly receives from shareholders. The same screening process is applied to all suggested candidates, regardless of the source. The Board will give substantial weight to the recommendations of the Governance Committee in selecting Director nominees for election and in filling Director vacancies. Under normal circumstances, the Board will not select nominees, including incumbent Directors, who have not been recommended by a majority of the members of the Governance Committee. For information on how shareholders may participate in the Director nomination process, see “Shareholder Submissions of Director Nominees for the 2026 Annual Meeting” in the Additional Shareholder Information section.

Individual strengths and skills, experience, composition and succession planning are considered by the Governance Committee when identifying and approving new board candidates. Prior to the December 11, 2024 ruling by the U.S. Court of Appeals for the Fifth Circuit striking down NASDAQ’s diversity rules, the Company exceeded the requirements set forth by NASDAQ for 2024 and continues to exceed them as of the date hereof.

Director Nominee and Continuing Director Biographies:

We have prepared the following biographies to provide shareholders with detailed information about each continuing Director and Director nominee, all of whom are currently serving as Directors of the Company. No specific minimum qualification standards have been established.

Class C Nominees (terms expiring in 2028, if elected)

Tenée R. Casaccio, AIA
Ms. Casaccio, age 59, was appointed Chair of the Arrow Board of Directors in June 2024 and has been a Director of the Company since 2014; she also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2010 and 2022, respectively. Ms. Casaccio has served as President of JMZ Architects and Planners, PC, a nationally certified Women-Owned Business Enterprise located in Glens Falls, New York, since 2009. She earned a Bachelor of Architecture degree from Virginia Tech and holds licenses to practice architecture in New York and several other states. She has been with JMZ since 1993. Ms. Casaccio has significant executive experience and a strong understanding of the New York business climate.

James M. Dawsey
Mr. Dawsey, age 72, was appointed a Director of the Company in November 2024; he also served as a Director of the Company’s subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2010 and 2022, respectively; and a Director of the Company’s insurance subsidiary Upstate Agency, since 2022. Mr. Dawsey is the President of MLB Construction Services, LLC. He has more than 45 years of experience in construction management and operations oversight. He earned a Bachelor of Civil Engineering degree from Manhattan College and a Master of Arts in Management from the State University of New York, Plattsburgh. Mr. Dawsey holds general contractor licenses in more than 10 states and is a Commonwealth of Massachusetts Construction Supervisor Member. He also sits on the board of directors of Local Union 157 and the Eastern Contractors Association. Mr. Dawsey's ability to ensure financial strength and operational efficiency will provide valuable insight to the Board.

Colin L. Read, Ph.D.
Dr. Read, age 65, has been a Director of the Company since 2013; he also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2010 and 2022, respectively. Dr. Read is a professor of economics and finance in the State University of New York system. He served as Mayor of the City of Plattsburgh, New York in 2016, after three years of service on the Clinton County Legislature. He is President of ESG Analytics Group, has taught money and finance since 1987 and teaches sustainability. He is a published author, with various contributions to print, online and television media, as well as 12 books on global finance. Dr. Read has a Ph.D. in economics from Queen’s University, an MBA from the University of Alaska, a law degree from the University of Connecticut and a master’s degree in Taxation from the University of Tulsa. Dr. Read's expertise in economics and understanding of the Plattsburgh, New York area are key strengths.

Philip C. Morris
Mr. Morris, age 70, was appointed a Director of the Company in November 2024; he also served as a Director of the Company’s subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2017 and 2022, respectively; and as a Director of the Company's insurance subsidiary, Upstate Agency, since 2022. Mr. Morris is the CEO of Proctors Collaborative, a performing arts center in Schenectady, New York, with regional subsidiaries, TheRep, in downtown Albany, New York and Universal Preservation Hall in downtown Saratoga Springs, New York. Active in the community, Mr. Morris currently serves on the Capital Region Economic Development Council. Mr. Morris brings extensive expertise in cultural facilities and development to the Board.

Class A Nominee (term expiring in 2026, if elected)

Daniel J. White
Mr. White, age 60, was appointed a Director of the Company and its subsidiary banks, GFNB and SNB, now named Arrow Bank, in November 2024. He is a retired Managing Partner of the KPMG, LLP ("KPMG"), Albany Upstate New York offices. Mr. White also served as a KPMG Securities and Exchange Commission ("SEC") reviewing partner that included work with some of the firm's large community bank clients in the Northeast and Midwest. He is a graduate of Siena College and a licensed CPA in New York state. He has 37 years of diversified experience serving financial services-rated entities, including publicly traded bank holding companies, community banks, foreign-owned banks, thrifts, broker-dealers, mortgage banks, asset-based lenders and commercial paper conduits. Mr. White provides the Board with extensive financial and regulatory expertise, offering valuable insight into risk management and strategic growth.

Class B Nominee (term expiring in 2027, if elected)

Kristine D. Duffy, Ed.D.
Dr. Duffy, age 59, was appointed a Director of the Company in November 2024; she also served as a Director of the Company’s subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2019 and 2022, respectively; and as a Director of the Company’s insurance subsidiary Upstate Agency, since 2020. Dr. Duffy has served as the seventh President of SUNY Adirondack since 2013, and will retire from that role in July 2025. Before her current position, she served as Vice President of Enrollment Management and Student Services at Onondaga Community College and as Dean of Enrollment Management at Cayuga Community College. Dr. Duffy holds a Doctor of Education in Executive Leadership from St. John Fisher College, a Master of Science in Guidance and Counseling from Russell Sage College and a Bachelor of Science in Business Administration from SUNY Brockport. Dr. Duffy currently serves on the Warren County Economic Development Corporation. With more than 35 years of New York state higher education experience, Dr. Duffy brings personnel, strategic planning and capital fundraising expertise to the Board.

Continuing Class A Directors (terms expiring in 2026)

Mark L. Behan
Mr. Behan, age 64, was appointed Vice-Chair of the Arrow Board of Directors in June 2024 and has been a Director of the Company since 2017; he also served as a Director of the Company’s subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2015 and 2022, respectively. Mr. Behan founded Behan Communications, Inc. in 1988. Behan Communications, Inc. is a public affairs and strategic communications firm serving national and regional clients and is an adviser to chief executives in major businesses and non-profit organizations in the Capital Region of New York state. Mr. Behan serves as a director or trustee of several nonprofit organizations. Mr. Behan is a graduate of Colgate University. Mr. Behan is also a former newspaper executive with extensive knowledge of the economic, political and community issues of the Capital Region and the Adirondacks of New York state.

Gregory J. Champion
Mr. Champion, age 70, has been a Director of the Company since 2021; he also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2018 and 2022, respectively. Mr. Champion is a retired attorney who previously served as Chief Legal Officer for Syncromune, Inc., a privately held clinical stage biopharmaceutical company seeking to develop intra-tumoral immunotherapy treatment for metastatic cancer patients, and prior to that served as the managing member of the Albany, New York office of Bond, Schoeneck & King, PLLC law firm. Mr. Champion has a B.A. from St. Lawrence University and a J.D. (summa cum laude) from Syracuse University College of Law. Mr. Champion brings more than 30 years of legal experience, including advising both privately held and publicly traded companies on corporate governance matters and serving as corporate secretary.

Elizabeth A. Miller
Ms. Miller, age 71, has been a Director of the Company since 2017; she also served as a Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2015 and 2022, respectively. Ms. Miller is President and Chief Executive Officer of Miller Mechanical Services, Inc. and Miller Industrial Manufacturing in Glens Falls, New York. She is a leading commercial and residential investor in downtown Glens Falls. She holds bachelor’s and master’s degrees from the College of Saint Rose. Ms. Miller has a strong understanding of the community and its business base, particularly local manufacturing.

Continuing Class B Directors (terms expiring in 2027)

David S. DeMarco
Mr. DeMarco, age 63, has been a Director of the Company since 2023; he also served as a
Director of the Company's subsidiary banks, GFNB and SNB, now named Arrow Bank, since 2022 and 2012, respectively. He has been President and Chief Executive Officer of Arrow Financial Corporation and Arrow Bank, formerly GFNB, since 2023. Mr. DeMarco joined the Company in 1987 as a commercial lender and has since served in positions of increasing responsibility within the organization. In 2013, he was named President and CEO of SNB. He earned a bachelor's degree in finance from the University of Texas at Austin. He is a graduate of the Adirondack Regional Chamber of Commerce's Leadership Program and the Stonier Graduate School of Banking. Active in the community, he serves as Chair of the Capital Region Chamber of Commerce Board of Directors and sits on the boards of various non-profits dedicated to healthcare and economic development. Mr. DeMarco brings a strategic vision, industry and community expertise and a commitment to sustainable growth to the Board.

David G. Kruczlnicki
Mr. Kruczlnicki, age 72, has been a Director of the Company since 1989; he also served as a Director of the Company's subsidiary banks, SNB and GFNB, now named Arrow Bank, since 2015 and 2022, respectively. Mr. Kruczlnicki is President of a consulting firm that advises nonprofits on business planning, and teaches at Siena College, Clarkson University Graduate School and UNC/Chapel Hill. He was President and CEO of Glens Falls Hospital, a large regional medical center, from 1989 until his retirement in 2013. Mr. Kruczlnicki received a bachelor’s degree from Siena College and a master’s degree from Rensselaer Polytechnic Institute. He also served on the board of directors of several affiliates of Glens Falls Hospital, numerous other health-related organizations and Pruyn & Company, a local, privately-owned paper company. As a former health care executive, Mr. Kruczlnicki has significant experience overseeing finance and human resources, as well as directorship experience from his service as a director of numerous private and regional organizations.

Raymond F. O’Conor
Mr. O'Conor, age 69, has been a Director of the Company since 2017; he also served as a
Director of the Company's subsidiary banks, SNB and GFNB, now named Arrow Bank, since 1996 and 2022, respectively. Mr. O'Conor is CEO of Saratoga County Capital Resource Corporation, a community development agency. He was a Senior Vice President of the Company from 2009 until his retirement in 2012, and also served as President and CEO of SNB from 1995 until his retirement. He is also a published author. Mr. O'Conor has an extensive knowledge of community banking, and more specifically, the Company, as a former member of the executive management team.

Director Compensation:

The Compensation Committee makes recommendations to the full Board regarding Director compensation. The Board itself, however, is responsible for determining the compensation payable to Directors for their services. Amounts paid for service on the boards of directors of Arrow Bank, formerly GFNB and SNB, prior to its merger with GFNB, are considered by the Board in its periodic review of total Director compensation.

• Director Compensation for 2024
With respect to 2024 Director compensation, at its January 2024 meeting, the Arrow Board of Directors approved the following Director retainer fees for 2024:

2024 Director Compensation Table
Annual Retainer		Position
$30,000		Arrow Director
$24,000		GFNB Director
$12,000		SNB Director

$4,000		Member, Audit Committee
$2,500		Member, Compensation Committee
$2,500		Member, Governance Committee
$2,500		Member, NCIA Board and Wealth Management Committee
$2,500		Manager, Upstate Agency, LLC

$10,000		Chair, Audit Committee
$10,000		Chair, Compensation Committee
$10,000		Chair, Governance Committee
$7,500		Chair, NCIA Board and Wealth Management Committee
$5,000		Chair, Upstate Agency, LLC

$25,000		Chair, Arrow Board
$10,000		Chair, GFNB Board
$10,000	(1)	Chair, SNB Board

(1) At the September 2024 meeting, the Arrow Board of Directors eliminated the Annual Retainer for the Chair, SNB Board.

Only non-management Directors receive compensation for their services as Directors. Management Directors (those persons who are also officers) receive no additional compensation for their services as Directors. Therefore, Mr. DeMarco, our President and CEO who is also a Director, did not receive Director compensation in 2024, although he was entitled to reimbursement of any expenses incurred in connection with his service as Director. Further, upon his appointment as Chair of the Board and until his retirement, Mr. Owens waived the member fees for each of the committees on which he served.

The 2024 quarterly Director payments included a portion of the fees payable in shares of Company common stock in accordance with the Arrow Financial Corporation 2023 Directors' Stock Plan (the "2023 DSP"). In accordance with the 2023 DSP, a portion of the 2024 Directors’ fees, as determined by the Board in its sole discretion, was payable to the Directors in shares of Company common stock, as opposed to cash or any other form of compensation, subject to applicable law and the provisions of the plan. Each Director elected the percentage of their directors’ fees payable in common stock from the portion that would otherwise be payable to the Director. With respect to director compensation payable in 2024, Directors Dake, Dawsey and Miller elected to increase the portion of their fees payable in shares of the Company's common stock such that 100% of their fees would be payable in shares of the Company's common stock.

•Directors' Deferred Compensation Plan
Under the Company’s Directors’ Deferred Compensation Plan, Directors of the Company, Arrow Bank and, prior to its merger with GFNB, SNB, may elect to defer receipt of some or all of the cash fees otherwise payable to them in any year to a later date, subject to certain limits set forth in the Deferred Compensation Plan and applicable law. Under this unfunded plan, amounts deferred are credited to the plan account of the deferring Director. The deferred amounts earn interest from time to time at a rate equal to the highest rate being paid on individual retirement accounts by Arrow Bank. Deferred amounts are ultimately distributable on a date or dates selected by the Director, subject to certain restrictions. Distributions under the plan are payable in cash, either in a lump-sum or in annual installments as the participant may choose. During 2024, no Directors elected to defer fees under the plan.

•Incentive Stock-Based Compensation
Under the Company’s current long-term incentive plan, the Arrow Financial Corporation 2022 Long-Term Incentive Plan (“2022 LTIP”), the Board is authorized, in its discretion and after consultation with the Compensation Committee, to make grants of stock-based incentive awards to non-management Directors of the Company as additional compensation for their service as Directors. The terms and conditions of awards granted to Directors are established by the Board itself, not by the Compensation Committee. The Board believes the grant of equity incentive awards serves an important purpose by further aligning Directors’ interests with those of our shareholders.

Historically, the Board has approved annual grants of a fixed number of stock options to non-management Directors under the 2022 LTIP (and predecessor plans). These options typically vested ratably over a four-year period, subject to accelerated vesting in the event of a change-in-control of the Company. All Directors’ stock options granted under the 2022 LTIP have a maximum term of 10 years from the date of the grant and are exercisable only while the Director continues to serve in such capacity and, for a short period following termination of service. The Board may elect to accelerate the vesting of options on a case-by-case basis, to extend the period of post-termination exercisability up to the maximum term of the option and has most often elected to do so in practice.

In May 2024, the Board approved a grant of restricted stock to each non-management Director under the 2022 LTIP that will vest ratably over a four-year period, reinforcing the long-term nature of the grant. The number and grant date value of all such restricted stock awards are listed in the “2024 Director Compensation Table” later in this section.

Stock Ownership Guidelines
In order to better align the interests of Directors with the interests of our shareholders, the Company has established individual stock ownership guidelines for non-management Directors. Under these guidelines, each non-management Director of the Company is expected to achieve, within five years following such Director's election or appointment to the Board, and thereafter to maintain as long as such Director serves as a Director, beneficial ownership of a number of shares of the Company’s stock having a market value at least equal to five times the basic annual retainer fee payable from time to time to such Director for serving on the Company’s Board. The target ownership requirement for each non-management Director is set by the Compensation Committee and Governance Committee, and measured each year using holdings valued as of the last business day of the Company's fiscal year. Common shares owned outright (including shares held jointly with immediate family members or indirectly through a trust or spouse) or held through the Company's ESOP are currently counted toward the stock ownership requirement. Unvested equity awards and unexercised stock options do not count toward the stock ownership requirement. The independent members of the Board have the discretion to address and approve exceptions. Management Directors are also subject to stock ownership guidelines as described in “Stock Ownership Policy” for Named Executive Officers in the Compensation Discussion and Analysis section.

2024 Director Compensation Table
The following Director Compensation Table summarizes all compensation paid by the Company, Arrow Bank and, prior to its merger with GFNB, SNB, to the non-management Directors of the Company for the fiscal year ended December 31, 2024. Management Directors (who, in 2024, consisted solely of Mr. DeMarco) do not receive any compensation for service as Directors of the Company or its subsidiaries. Compensation received in 2024 by Mr.

DeMarco is reported in the “Summary Compensation Table” within the Executive Compensation section.

Director	Fees Earned or Paid in Cash (a)	Stock Awards (b)	Restricted Stock Awards (c)	Dividends Paid on Unvested Restricted Stock Awards	Change in Pension Value/ Nonqualified Deferred Compensation Earnings	All Other Compensation		2024 Director Compensation Total
Mark L. Behan	$37,063	$37,062	$10,415	$227	$—	$—		$84,767
Tenée R. Casaccio	48,413	46,337	10,415	227	—	—		105,392
Gregory J. Champion	36,250	36,250	10,415	227	—	—		83,142
Gary C. Dake	—	78,500	10,415	227	—	—		89,142
James M. Dawsey (e)	—	41,000	5,208	113	—	—		46,321
Kristine M. Duffy (e)	21,750	21,750	5,208	113	—	—		48,821
David G. Kruczlnicki	40,000	40,000	10,415	227	—	1,170	(d)	91,812
Elizabeth A. Miller	—	72,500	10,415	227	—	—		83,142
Philip C. Morris (e)	20,500	20,500	5,208	113	—	—		46,321
Raymond F. O'Conor	36,959	36,959	10,415	227	—	—		84,560
William L. Owens (f)	25,250	25,250	10,415	—	—	—		60,915
Colin L. Read	39,250	39,250	10,415	227	—	—		89,142
Daniel J. White (g)	—	—	—	—	—	—		—

(a)Represents the cash portion of the Basic Annual Retainer and fees relating to service on Boards and Committees.
(b)Represents that portion of each listed Director’s total 2024 Directors’ fees that were paid in shares of Company stock, in accordance with the 2023 DSP. For purposes of determining the number of shares of the Company’s common stock distributable to these Directors, the shares are valued at the market price of the Company’s common stock on the date of distribution, in accordance with FASB ASC TOPIC 718. In 2024, the Directors received, as payment of that portion of their basic annual retainer fee regularly payable in such year, shares of Company stock and a quarterly distribution of shares at a per share price based on the closing price of Company stock on the date of distribution. As of December 31, 2024, no non-employee Directors held any unvested stock awards under the DSP.
(c)Restricted stock awards granted to Directors are valued in accordance with FASB ASC TOPIC 718. The restricted stock awards were granted May 29, 2024. The restricted stock vests ratably over a period of four years following the date of grant. As of December 31, 2024, each non-employee Director held the following number of unvested restricted stock awards: Behan 412, Casaccio 412, Champion 412, Dake 412, Dawsey 206, Duffy 206, Kruczlnicki 412, Miller 412, Morris 206, O'Conor 412, Read 412 and White 0. As of December 31, 2024, each non-employee Director held the following aggregate number of unexercised stock options (whether vested or not vested): Behan 6,665, Casaccio 7,896, Champion 2,637, Dake 6,701, Dawsey 1,591, Duffy 1,591, Kruczlnicki 4,910, Miller 6,439, Morris 1,591, O'Conor 4,310, Owens 6,395, Read 7,011 and White 0.
(d)Represents interest earned by the listed Director during 2024 on the principal balance of the Director’s account under the Directors’ Deferred Compensation Plan.
(e)Since Directors Dawsey, Duffy and Morris were appointed to the Arrow Board in November 2024, each of these Directors' compensation is reflective of their respective term of service as a Director of GFNB and SNB.
(f)Mr. Owens retired in June 2024 and his 2024 Director compensation is reflective of the term of his service as a Director.
(g)As Director White was appointed to the Board in November 2024, he did not receive any Director compensation in 2024.

Voting Item 2 – Advisory Approval of Our 2024 Executive Compensation ("Say-on-Pay")

Summary and Board Recommendation:

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, Item 2 is a proposal to approve on an advisory basis the Company’s 2024 executive compensation (“Say-on-Pay”), as described in the Compensation Discussion and Analysis section. This vote is not intended to address a specific item of compensation, but rather the overall compensation of the Named Executive Officers (“NEOs”) and the philosophies, policies and practices as described in this Proxy Statement. Say-on-Pay is an advisory proposal, so the Company is not required to take any action as a result of this vote. However, the Compensation Committee will be asked to review the results of the shareholder vote to determine if any additional action is required, and it will carefully consider the results as part of its regular review and recommendations regarding executive compensation.

The Say-on-Pay advisory vote taken at the 2024 Annual Meeting of Shareholders was approved by our shareholders. Approval of Say-on-Pay will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal. For additional information regarding the vote requirements for Item 2 and the treatment of abstentions and broker "non-votes," please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For,” on an advisory basis, the Company’s executive compensation, or Say-on-Pay.

Say-on-Pay Details:

The Company believes its executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates and retains individuals whose interests are aligned with shareholders. Please see the Compensation Discussion and Analysis section for more information on compensation decisions and practices. As noted in the Compensation Discussion and Analysis section, the Company takes a conservative and consistent approach to its executive compensation program. We believe the program ties executive compensation in an appropriate way to corporate and individual performance in order to drive Company growth and shareholder value. We also believe the overall compensation programs use responsible and reasonable methods to motivate, retain and reward the NEOs. This approach facilitates the promotion of long-term profitability within acceptable risk parameters. The Company's key practices are highlighted below:

•Say-on-Pay: Following the frequency of the Say-on-Pay advisory shareholder vote at the 2024 Annual Meeting of Shareholders, the Board determined its current intention to include an advisory vote on executive compensation every year in its Proxy Statement. This will provide annual feedback from shareholders on the Company's pay practices.
•Employment Agreements: Consistent with shareholder advisory guidance, the Company's executive employment agreements provide for change of control "double trigger" severance benefits upon a termination of employment without cause or by the executive for good reason by applying the applicable multiple of two to three times to the sum of base pay plus target bonus for the relevant year instead of applying the multiple to the executive average annual taxable compensation for the five-year period prior to the change of control.
•Competitive: Total executive compensation is in line with industry standards and the Company's peer group.
•Balanced: The Company's annual bonus plan is a balanced program based on quantitative and qualitative assessment of both the Company’s and the individual executive’s performance. In past years when targeted financial performance was not fully achieved, individually or company-wide, based on either objective or subjective standards, or both, bonuses were materially reduced or not awarded at all, in some cases even if threshold levels of performance were in fact achieved.
•Annual Review: The annual bonus is based on goals that are reviewed and updated yearly and are set to encourage long-term profitability within accepted conservative risk parameters.
•Shareholder Aligned: Long-term equity-based incentives, such as restricted stock awards, recognize and encourage an alignment of executives' goals over the long term with those of the shareholders. Awards generally vest over a four-year period.

•Ownership Requirements: NEOs are required to own specific amounts of our stock based on their annual salaries.
•No Tax Gross-Up: The Company does not have tax gross-up plans for NEOs.
•No Golden Parachutes: The Company does not have "golden parachutes" for NEOs; the top change-in-control payment is capped consistent with limits in the Internal Revenue Code of 1986, as amended (the "Code") so as to prevent the triggering of excess parachute taxes on the Company.

Voting Item 3 – Ratification of the Selection of Crowe as Our Independent Auditor for 2025

Summary and Board Recommendation:

Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Neither Crowe nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Crowe to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our shareholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Crowe are expected to attend the Annual Meeting and will respond to appropriate questions as quickly as possible after the Annual Meeting.

Ratification of the selection of Crowe will require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal.

As previously disclosed on the Current Report filed on March 19, 2023, as the result of a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit Committee dismissed KPMG as the Company’s independent registered public accounting firm on March 14, 2024, effective immediately. Also on March 14, 2024, the Audit Committee of the Board approved the engagement of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The audit reports of KPMG on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through March 14, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report on the consolidated financial statements for such years.

In the fiscal years ended December 31, 2023 and 2022 and in the subsequent interim period through March 14, 2024, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting, as previously reported in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and 2022, as filed with the Securities and Exchange Commission on March 11, 2024 and July 7, 2023, respectively, which are described below:

• We did not maintain effective monitoring and oversight of controls including testing of management’s internal control over financial reporting and the completeness and accuracy of information presented to the Audit Committee as well as effectively performing risk assessment procedures to identify the impact of the September 2022 core banking system conversion on our internal controls over financial reporting.

The subject matter of this reportable event was discussed by the Audit Committee with KPMG. The Company has authorized KPMG to respond fully to the inquiries of Crowe concerning the subject matter of the reportable event. The Company provided KPMG with a copy of the disclosures contained in the Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through March 14, 2024, neither the Company nor anyone on its behalf consulted with Crowe with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Ratification of the selection of Crowe will require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal. For additional information regarding the vote requirements for Item 3 and the treatment of abstentions and broker "non-votes," please see the Additional Voting Information section.

•Vote Recommendation: Your Board recommends you vote “For” the ratification of the independent registered public accounting firm, Crowe, as the independent auditor of the Company for the fiscal year ending December 31, 2025.

Independent Registered Public Accounting Firm Fees:

The following table sets forth the aggregate fees billed to the Company and its Subsidiaries for the fiscal year ended December 31, 2024, for services rendered by Crowe, our independent registered public accounting firm for the fiscal year ended December 31, 2024, and KPMG, our independent registered public accounting firm for the fiscal year ended December 31, 2023. Crowe started serving as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

Categories of Service	2024	2023
Audit Fees	$1,403,824	$2,689,630
Audit-Related Fees	—	25,000
Tax Fees	53,928	108,250
All Other Fees	22,313	—
Total Fees	$1,480,065	$2,822,880

Audit Fees
Audit fees consist of the aggregate fees billed or expected to be billed by our independent registered public accounting firm for (i) auditing the Company's consolidated financial statements for the relevant fiscal year; (ii) reviewing our unaudited interim financial statement included in our Quarterly Reports on Form 10-Q filed during the relevant fiscal year; and (iii) for the integrated audit of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act for the relevant fiscal year.

Audit-Related Fees
Audit-related fees consist of the aggregate fees billed by our independent registered accounting firms for audit, accounting and financial reporting related to other required SEC filings in addition to the annual audited financial statements and unaudited interim quarterly financial statements during the relevant fiscal year.

Tax Fees
Tax fees consist of the aggregate fees for tax-related services billed by our independent registered public accounting firm for the relevant fiscal year for professional services rendered for the Company's and its subsidiaries' tax compliance, tax advice, tax planning and tax return preparation.

All Other Fees
All other fees consist of fees billed by our independent registered accounting firm for consultation services related to pre-implementation conversion reviews in the relevant fiscal year.

The Audit Committee does not believe the rendering of these services to be incompatible with maintaining independence as our independent registered public accounting firm.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all services provided by our independent registered public accounting firm prior to their engagement with respect to such services.

Audit Committee Report

Each member of the Audit Committee qualifies as independent under both the NASDAQ standards for independent directors and the more rigorous SEC standards for independent Audit Committee members. For more detail, see the Corporate Governance section. The Audit Committee assists the Board in fulfilling its oversight role relating to the Company’s financial statements and the financial reporting process, including the system of disclosure controls and the Company’s internal controls and procedures. Its duties include reviewing the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and the Company’s internal audit function. The duties of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board and is reviewed annually by the Committee. A copy of the current charter of the Audit Committee is available on our website at www.arrowfinancial.com/corporate/governance.

The Audit Committee is responsible primarily for assisting the Board in fulfilling certain oversight responsibilities, including reviewing the financial information that will be provided to shareholders and others; appointing the independent registered public accounting firm; reviewing the services performed by the Company’s independent registered public accounting firm; directly overseeing the Internal Audit department; evaluating the Company’s accounting policies; reviewing the integrity of the financial reporting process and the internal control structure that management and the Board have established; reviewing significant financial transactions and investigating reports of wrongdoing made through the Company’s Ethics Helpline or otherwise; and ensuring implementation of corrective actions. Management of the Company is responsible for preparation and presentation of the Company’s consolidated financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed with management and Crowe the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with management its assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, and has discussed with Crowe the matters required to be discussed by professional standards. The Audit Committee has received and discussed the written disclosures and the letter from Crowe required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” Based on this review and discussion, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company, and management’s assertion on the design and effectiveness of internal control over financial reporting of the Company and its Subsidiaries, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

In fulfilling its responsibility of appointment, compensation and oversight of the services performed by the Company’s independent registered public accounting firm, the Audit Committee regularly meets with the independent registered public accounting firm and carefully reviews the responsibilities and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, overall audit strategy and timing, significant risks identified by the independent registered public accounting firm, any issues encountered during the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm is retained to perform non-audit related services.

The Audit Committee has approved the engagement of Crowe as the Company’s independent registered public accounting firm for 2025 and the scope of its work. To ensure that the appointment of the independent registered public accounting firm is in the best interests of the Company and its shareholders, the Audit Committee annually reviews the engagement and considers several factors, including the independent registered public accounting firm’s qualifications, independence, audit approach, work quality, appropriateness of fees, and significant legal or regulatory proceedings related to the firm, along with the impact of changing auditors. The Committee has determined it is in the best interest of the shareholders to reappoint Crowe as the independent registered public accounting firm after thoroughly evaluating these factors.

Colin L. Read, Chair
Gregory J. Champion
David G. Kruczlnicki
Elizabeth A. Miller
Daniel J. White

Corporate Governance

The Board’s Corporate Governance Guidelines provide the framework within which the Company’s Directors and executive officers manage the business and affairs of the Company. The Company is managed under the direction and oversight of the Board. The Board appoints the CEO, who is responsible for the day-to-day operation of the Company. The Board’s primary responsibilities, thereafter, are to oversee management and to exercise its business judgment to act in what it reasonably believes to be the best interests of the Company and its shareholders. At least once each year, the Board will review the Company’s long-term strategic plans and future key issues.

The Governance Committee of the Board is responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of all Board members, as well as nominees for Director and the composition of the Board as a whole. This assessment will include whether individual Directors or nominees qualify as independent under applicable law and guidelines, as well as consideration of diversity, age, skills and experience of the Directors as a group in the context of the needs of the Board. The Company believes that a diverse Board advances the Company's interests by providing a variety of perspectives on important matters and improving our service to our communities. The Company has had a longstanding commitment to board diversity and currently exceeds NASDAQ diversity requirements. A majority of Directors must meet the criteria for general Board independence as required and defined by NASDAQ. Directors generally must satisfy certain other applicable laws, rules and regulations.

The Board’s membership is divided into three classes, as equal in number as possible given the number of Directors. Generally, one class is elected each year by the Company’s shareholders to a term of three years. The Governance Committee identifies and recommends to the full Board suitable candidates for nomination for Director, including, when appropriate, incumbent Directors. In making its recommendations, the Governance Committee will consider any proposals it properly receives from shareholders for Director nominees. Shareholders may propose a Director candidate for consideration by the Governance Committee by following the rules described under “Shareholder Submissions of Director Nominees for the 2026 Annual Meeting” in the Additional Shareholder Information section. The Governance Committee’s recommendations of candidates for nomination will be based on its determination as to the suitability of the particular individuals, and the slate as a whole, to serve as Directors of the Company, taking into account the criteria discussed above. When evaluating incumbent Directors who are nominated for reelection, the Governance Committee considers, in addition to past performance, each such Director’s attendance record for meetings of the Company’s Board, the boards of directors of Arrow Bank, formerly GFNB, and, SNB prior to its merger with GFNB, and the committees on which the Director serves, as applicable. See “Director Nomination Process” in the Voting Item 1 – Election of Directors section for a discussion of additional criteria considered in the selection of Directors for nomination.

The Board does not believe that Directors should be subject to term limits. While term limits may in some cases enhance the flow of fresh ideas and viewpoints in the boardroom, they may also result in the loss of knowledgeable and experienced Directors, whose insights into the Company and its operations typically expand and deepen over time. When evaluating whether incumbent Directors should be renominated, the Governance Committee will consider, in addition to the incumbent’s prior performance on the Board, the same general qualities and attributes, such as suitability, character, general experience and background that it applies to new candidates for Director. Additionally, the Company’s bylaws provide that Directors will retire from the Board at the first Annual Meeting of Shareholders held on or after they attain the age of 75.

Board Leadership Structure:

Currently, the Board leadership structure separates the roles of Chair and CEO, therefore not requiring the appointment of a lead independent Director to serve as a liaison between the Chair and the independent Directors. The Board believes that the separation of the offices of the Chair and CEO is appropriate at this time as it maximizes the effectiveness of Board leadership and allows our CEO to focus primarily on management responsibilities. Further, the Company has a Board comprised largely of Directors who qualify as “independent” under the NASDAQ general independence guidelines. The Company’s bylaws permit the Board to appoint both a chair and vice-chair, as it deems appropriate in its discretion.

The Governance Committee and the independent Directors will continue to evaluate the Board’s leadership structure as part of its regular review of corporate governance and succession planning to ensure that it remains best suited for the Company and shareholders.

Board Committees:

The Board has three standing committees whose membership and responsibilities must meet certain NASDAQ and SEC requirements. These standing committees are the Audit, Compensation and Governance Committees (collectively, the “Committees”). The Board may from time to time establish or maintain additional committees, as it deems necessary or appropriate, the membership of which may include one or more Directors, as well as non-Directors. One such additional committee that the Board has established is the Executive Committee, which is described later in this section.

Committee Membership
The Governance Committee regularly reviews committee membership and makes recommendations for changes on an annual basis, with consideration given to the qualifications and preferences of individual Directors and the specific requirements, if any, of NASDAQ and the SEC for service on such committees. The Board gives consideration to rotating committee members periodically, to the extent feasible under applicable laws and regulations governing the membership requirements of the Committees, but the Board does not believe rotation should be mandated as policy, nor that service by a Director on a committee should be subject to term limits. All members of the three standing Committees are independent Directors, as defined (and generally required) under applicable law, rules and regulations (see “Director Independence” later in this section for more detail). A table showing the current members of each of the standing Committees follows:

Director	Audit Committee	Compensation Committee	Governance Committee
Mark L. Behan		X
Gregory J. Champion	X		X
Gary C. Dake(1)		X	Chair
David G. Kruczlnicki	X	Chair
Elizabeth A. Miller	X		X
Colin L. Read	Chair		X
Daniel J. White(2)	X
(1) Mr. Dake is retiring from the Board at the Annual Meeting on June 4, 2025. At that time, his committee memberships will cease. The Board will address Mr.
      Dake's committee membership on or before the date of the Annual Meeting.

(2) Mr. White joined the Audit Committee effective November 5, 2024.

Each of the three standing Committees has its own charter that sets forth the purposes, goals and responsibilities of the Committee, as well as the qualifications for membership, procedures for appointing members, structure and operations and policies for Board oversight of the Committee. Each has the power to hire, at the Company’s expense, independent accounting, compensation, financial, legal or other consultants, as the members may deem necessary and appropriate, consistent with the overall authority to retain such advisors as set forth in the Committee’s charter, including budgeting or professional conditions and limitations. Management approval will not be required for engagement of consultants, although management normally will be advised and consulted prior to any such engagement to avoid, among other things, conflicts of interest.

Committee Descriptions
A description of each of the three standing Committees, as well as the Executive Committee, follows:

•Audit Committee: Dr. Read is Chair of the Audit Committee; he has served in this role since 2020. The Audit Committee’s primary duties and responsibilities are to select and appoint the independent auditors each year; monitor the independence and performance of the Company’s independent auditors and Internal Audit department; monitor the quality and integrity of the Company’s financial reporting process and systems of internal controls regarding accounting, financial and legal compliance; and provide a means of communication among the independent auditors, management, the Internal Audit department and the

Board. The Audit Committee also reviews business or financial transactions between the Company and Company insiders and their related parties, such as any transactions with an individual Director or business entity in which the Director has a controlling or material interest. In accordance with applicable rules, the Audit Committee must specifically approve in advance all services performed by the independent auditor. The Audit Committee met seven times in 2024, all then-serving members attended these meetings. For additional information, see the Audit Committee Report section.

•Compensation Committee: Mr. Kruczlnicki is Chair of the Compensation Committee; he has served in this role since 2013. The Compensation Committee’s principal responsibility is to review and approve, not less often than annually, all aspects of the compensation arrangements and benefit plans covering the Company's executive officers, including the CEO, subject to full Board approval, where appropriate. The Compensation Committee also periodically reviews the compensation of the Board and makes recommendations to the full Board with respect to the types and amounts of compensation payable to the Directors for service on the Company’s Board, the boards of its Subsidiary banks and committees thereof. The Compensation Committee also consults with management and provides general oversight of the compensation and benefit programs and policies for employees. The Compensation Committee met five times in 2024 with one Committee member missing one meeting. For additional detail regarding executive compensation and the role of the Compensation Committee, see the Compensation Discussion and Analysis section.

•Governance Committee: Mr. Dake is the Chair of the Governance Committee; he has served in this role since 2017. The Governance Committee is specifically charged with establishing procedures with respect to the Director nomination process; reviewing and considering Director nominees, including incumbent nominees, and making recommendations to the Board regarding nominees; reviewing and recommending practices and policies related to the Company's environmental, social and corporate governance strategy; reviewing annually and reporting to the Board regarding the independence of Company Directors and satisfaction by the Board and committee members of applicable requirements or qualifications; reviewing annually and reporting to the Board regarding the performance of the Board; reviewing annually Director succession planning; reviewing periodically and making recommendations regarding Company codes of conduct and ethics policies for Directors, executive officers and employees and with respect to Board policy, including the Company's committee charters; reviewing Director training initiatives; and exercising general oversight of the Company’s Enterprise Risk Management program. The Governance Committee met five times in 2024, and all then-serving members attended each of these meetings.

•Executive Committee: The main purpose of the Executive Committee is to act on matters that may require immediate attention at a time when it is impractical or inconvenient to convene the entire Board. The Executive Committee has the full authority of the Board, subject to certain restrictions established by law or the Company’s governing documents. For example, the Committee is not authorized pursuant to the bylaws to make submissions to shareholders requiring shareholder approval, fill vacancies on the Board or any of its committees, fix compensation of the Board, make changes to the bylaws, or repeal any prior resolution of the Board. Because the Board believes proper governance involves the entire Board in the Company’s decision-making process, the Board strives to keep meetings of the Executive Committee to a minimum. The Executive Committee is currently comprised of the Board Chair and the Chairs of the three Board Committees. The Executive Committee did not meet in 2024.

Executive Session
In addition to regular Board and committee meetings, Directors meeting the general independence test under NASDAQ meet on occasion in Executive Session to discuss any matters deemed relevant to the Company’s operation and condition. No current members of management are in attendance during these sessions, which are chaired by the Board Chair. Generally, the Board Chair will poll independent Directors prior to or in connection with each Company Board meeting and, if there is a consensus to do so, an Executive Session will be held. Due to the expectation of confidentiality that characterize Executive Sessions, typically official records are not maintained during the Executive Sessions unless a binding corporate decision or action is taken. The independent Directors held five Executive Sessions in 2024.

Attendance
In 2024, the Board had four regularly scheduled meetings, three special Board meetings and 17 separate committee meetings (five Compensation Committee meetings, seven Audit Committee meetings and five Governance Committee meetings.) One Director missed one regularly scheduled Board meeting and one Director missed one special Board meeting and all then-current Board members met the requirements of Item 402(b) of the SEC’s Regulation S-K by attending more than 75% of the meetings to which they were invited. Nine of the 10 then-current Directors attended the 2024 Annual Meeting of Shareholders.

Code of Ethics
The Governance Committee has adopted a Business Code of Ethics which applies to all Directors, officers and employees of both the Company and its Subsidiary banks. The Business Code of Ethics addresses a wide range of issues and is intended to satisfy the requirements for a code of conduct set forth in the listing standards issued by NASDAQ. Additionally, the Governance Committee has adopted a Financial Code of Ethics, which applies to the Company’s CEO, Chief Financial Officer ("CFO"), Principal Accounting Officer, Controller and any other officers who perform similar functions. The Financial Code of Ethics complies with the SEC’s requirements for a code of conduct established under Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.

Complete copies of each of the current charters of the Audit Committee, the Compensation Committee and the Governance Committee, as well as copies of the Corporate Governance Guidelines, the Business Code of Ethics and the Financial Code of Ethics are available on our website at www.arrowfinancial.com/corporate/governance. The Company intends to post on that page any substantive amendment to, or waiver granted from, the Financial Code of Ethics or Business Code of Ethics that relates to any element of such code enumerated in Item 406(b) of Regulation S-K within four business days of such amendment or waiver.

Insider Trading Policy
The Company's Policy on Insider Trading, among other things, prohibits trading in the Company’s securities when in possession of material non-public information and restricts the ability of Directors and executive officers from transacting in the Company's securities during specific blackout periods, subject to certain limited exceptions, including transactions pursuant to a Rule 10b5-1 trading arrangement that complies with the conditions of Exchange Act Rule 10b5-1. The Policy on Insider Trading is designed to promote compliance with insider trading laws, rules and regulations as well as applicable NASDAQ listing standards. The Company's officers and Directors are required to comply with the Company's Policy on Insider Trading at all times.

Director Independence:

Under applicable law and regulation, it is the responsibility of the Board to review and make a determination regarding the independence and qualifications of each member, as well as additional review and determination for members of certain committees.

Under the NASDAQ listing standards, a majority of the members of the full Board must meet a general independence requirement. The Board has determined that the following Company Directors met this requirement: Behan, Champion, Dake, Duffy, Kruczlnicki, Miller, Morris, O'Conor, Owens (prior to his retirement), Read and White. Director DeMarco is not independent due to his position as the Company President and CEO. Directors Casaccio and Dawsey are also not independent for the reasons noted below.

In making its independence determinations for individual Directors, the Board considers transactions and relationships between (i) the Company and its subsidiaries, and (ii) the Directors and/or their immediate family or any businesses they control. The Board considers the objective tests for Director independence set forth in the NASDAQ listing standards and other regulatory guidelines for such transactions and relationships, as well as a variety of subjective factors, including particular or unique relationships between the Company and the Director, even if such relationships do not exceed the specific dollar threshold that would disqualify such Director under applicable regulatory guidelines. In its review of Director independence at year-end 2024, the Board considered the following 2024 transactions between the Company and the following individual Directors:

•Ms. Casaccio is President and part-owner of JMZ Architects and Planners, PC ("JMZ"), an architectural firm located in Glens Falls, New York. In 2016, GFNB engaged JMZ to provide architectural, design and space utilization services for the four buildings located in downtown Glens Falls, New York that represent Arrow Bank's main campus. The project was completed in 2023. Although there were no 2024 payments to JMZ, in 2023 payments to JMZ totaled approximately $127,000, which prevents Ms. Casaccio from being independent under the NASDAQ listing standards. Accordingly, Ms. Casaccio will not be deemed to be an independent director and will not serve on any of the Board’s committees. See “Related Party Transactions” later in this section for further information on these business transactions.

•Mr. Dake is President of Stewart’s Shops Corporation ("Stewart's"), a large, private company that owns and operates a regional chain of convenience stores. During 2024, the Company's Subsidiary banks paid approximately $154,000 to Stewart’s for rent and incidentals for leased space at market rates and other immaterial purchases. Additionally, in June 2024, Arrow entered into a sale-leaseback agreement with Stewart's Shops Corp. for a bank branch location. Arrow sold the property to Stewart's for $1.1 million. The sale transaction represents less than 0.01% of the annual gross revenue of Stewart’s, which approximates $2.5 billion. The subsequent lease agreement began in June 2024 and runs through May 2029, with monthly rent payments totaling $60,000 per year for the remainder of the lease. The Board has determined that the Company’s lease payments were well below the objective limits for general Director independence set forth in the NASDAQ listing standards and that the Company’s transactions with Stewart’s did not compromise his independence.

•Mr. Dawsey is the President and CEO of MLB Construction Services LLC. MLB Construction Services LLC served as the Company's general contractor leading the multi-year renovation project to enhance and improve the Company's downtown Glens Falls, New York Main Campus. During 2024, Arrow Bank, formerly GFNB, and SNB, prior to its merger with GFNB, paid $86,000 to this general contractor. However, payments of $2.8 million and $10.9 million were made to MLB in 2023 and 2022, respectively, which prevents Mr. Dawsey from being independent under the NASDAQ listing standards.

•Mr. Owens is Managing Partner at the law firm of Stafford, Owens, Piller, Murnane, Kelleher & Trombley, PLLC (“Stafford Owens”). Prior to Mr. Owens' June 2024 retirement from the Board, Stafford Owens received approximately $10,000 of total payments from certain bank loan customers in connection with its representation at loan closings. The Board determined that the total payments received by Stafford Owens from all sources in connection with the firm's representation of the bank prior to his 2024 retirement were well below the objective limits for general Director independence set forth in the NASDAQ listing standards and the relationship did not compromise Mr. Owens' independence through the date of his retirement.

There were no “Compensation Committee interlocks,” as defined under the SEC rules, in existence during fiscal year 2024. No member of the Compensation Committee is a current or former employee of the Company or any of its subsidiaries. No member of the Compensation Committee is party to any related party transactions with the Company requiring disclosure by the Company hereunder except Director Dake (see “Related Party Transactions” later in this section).

In addition to meeting NASDAQ general independence standards applicable to Directors, the Directors who serve on the Audit and/or Compensation Committees must meet certain additional independence or regulatory requirements, some of which may be more rigorous than the general standards. The Board has determined that Directors Champion, Kruczlnicki, Miller, Read and White, who constitute the Audit Committee, all meet the SEC’s more stringent independence requirements for Audit Committee members. The Board has also determined that Directors Kruczlnicki, Read and White each qualify as an “Audit Committee Financial Expert,” as defined by the SEC rules (not all Audit Committee members need to be financial experts). Further, the Board has determined that Directors Behan, Dake and Kruczlnicki, who constitute the Compensation Committee, all meet the independence requirements of NASDAQ and the SEC for Compensation Committee members.

Related Party Transactions:

Under the Company’s Statement of Policy with respect to Related Party Transactions, the Audit Committee or the Board itself must approve certain transactions or relationships between the Company and its “related parties,” including Directors and executive officers, as well as their immediate family members and controlled companies, if such transactions or relationships in any year will involve an aggregate dollar amount of goods, services or payments in excess of $120,000. Loans from Arrow Bank, formerly GFNB, and SNB, prior to its merger with GFNB, to Directors and executive officers, their families and controlled businesses and other related parties, are generally exempt from the above described preapproval policy, as most such loans are subject to Board preapproval under a separate federal banking law, Regulation O.

2024 Transactions with Related Parties
During 2024, several Directors and executive officers and/or their related parties had outstanding loans from one or both of Arrow Bank, formerly GFNB, and SNB, prior to its merger with GFNB, in amounts of $120,000 or more. All such loans were made in the ordinary course of business of the relevant bank, on the bank’s standard terms and conditions, and did not involve more than normal risk of collectability or present any other preferential features. As of February 28, 2025, none of these loans were classified by the Company as a non-accrual, past due, restructured or potential problem loan.

A summary of the transactions in 2024 between the Company and a related party that involved an aggregate dollar amount in excess of $120,000 follows:

•Mr. Dake is President of Stewart’s Shops Corporation ("Stewart's"), a large, private company that owns and operates a regional chain of convenience stores. During 2024, the Company's subsidiary banks paid approximately $154,000 to Stewart’s for rent and incidentals for leased space at market rates and other immaterial purchases. Additionally, in June 2024, Arrow entered into a sale-leaseback agreement with Stewart's Shops Corp. for a bank branch location. The sale price of the property was $1.1 million. The lease agreement began in June 2024 and runs through May 2029, with monthly rent payments totaling $60,000 per year for the remainder of the lease.

Board Risk Oversight:

The Board has responsibility for the oversight of risk management within the Company. The Board and its committees regularly discuss and review with management the areas of material risk exposure, the potential impact of such risks on the Company, the steps taken to monitor Company exposure to these risks and the controls adopted to mitigate such risk exposure.

The Board Committees assist the Board in fulfilling its oversight responsibilities throughout the year, as follows:

•Audit Committee: Reviews financial risk exposures by monitoring the independence and performance of the Company’s internal and external auditors, and the quality and integrity of the Company’s financial reporting process and systems of internal controls.

•Compensation Committee: Reviews all aspects of the compensation paid to executive officers, Directors and employees in general. The Committee assesses the ways, if any, in which any aspect of its executive compensation program may, as an unintended consequence, incentivize action or activities that expose the Company to inappropriate risks.

•Governance Committee: Focuses on the management of risks associated with Board organization, membership, structure and performance through its nomination process and Director independence assessment, its review of the organizational and governance structure of the Company and its periodic review of Board practices and policies concerning environmental, social and corporate governance.

In addition to these Board Committees, the Company has an Enterprise Risk Management (“ERM”) Committee at the senior management level to assist the Board by providing reasonable assurance regarding the achievement of the Company’s strategic objectives and to enhance the long-term value of the Company. The ERM Committee uses a Board-approved program that is applied both strategically and tactically, and is designed to identify, and manage on a holistic basis, potential and actual risks that may affect the Company. It is based on principles in the "Enterprise Risk Management – Integrated Framework," issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and other regulatory guidance. The Board receives periodic reports from the ERM Committee, which is chaired by the Director of Compliance and Risk ("DoCR") and includes executive, senior and other designated managers as appropriate. The DoCR's primary function is to oversee risk management as well as regulatory and compliance requirements. The DoCR reports directly to the Chief Risk Officer. With regard to cyber risk, Arrow employs an in-depth, layered, defensive approach that leverages people, processes and technology to manage and maintain cybersecurity controls. The Board, Chief Information Officer, Director of Information Technology and our ERM Committee all have a role in the cybersecurity risk management program. The Company employs a variety of preventative and detective tools to monitor, block and provide alerts regarding suspicious activity, as well as to report on any suspected advanced persistent threats. Arrow has implemented and regularly reviews and updates extensive systems of internal controls and procedures as well as corporate governance policies and procedures intended to protect its business operations, including the security and privacy of all confidential customer information.

Social Responsibility and Governance:

The Company remains committed to responsible business practices that create long-term value for its shareholders, customers, employees and communities. The Company believes these practices are critical to attracting and retaining the best talent, meeting the evolving needs of its customers and being good stewards of its communities.

The Company integrates corporate responsibility into its operations by fostering a strong governance framework, supporting community engagement and maintaining sound risk management practices.

Employees and Workplace Culture
Arrow strives to maintain a workplace that promotes professional growth, employee well-being and a culture of inclusion. Its policies and programs support career development, workplace safety, wellness and employee engagement to cultivate a rewarding and long-lasting work relationship.

Community Commitment
Arrow remains dedicated to strengthening the financial well-being of the communities we serve. One way Arrow cares for its communities is through our charitable contributions, partnerships and volunteerism. Since 2019, the Company and its team members have donated more than $3 million to non-profit organizations in its service area. The Company also engages in community development efforts through measurable and impactful employee volunteerism, financial literacy initiatives and strategic partnerships with local organizations to meet the financial needs of the low- to moderate-income population. To further assist the communities, Arrow has a lending program to facilitate first-time home ownership.

Environmental Considerations
The Company seeks to operate efficiently and responsibly, incorporating sustainability measures and complying with environmental regulations. This includes investments in energy-efficient infrastructure throughout its footprint and provides and encourages the use of digital banking solutions that reduce environmental impact.

Governance and Risk Management
Arrow maintains a strong corporate governance framework with independent board oversight, sound risk management and a commitment to data security and privacy. The Company adheres to rigorous compliance standards and proudly maintains a culture of accountability and ethical business practices.

Shareholder Communications With the Board of Directors:

Any shareholder communication that is sent generally to the Company or the Board is directed to the Corporate Secretary, who will review it and advise the Board of the communication. Any such shareholder communication that is directed to an individual Director, Directors or a committee of the Board will be forwarded by the Corporate Secretary to such Director(s) or committee. The Corporate Secretary will retain and make available all such communications for review by the appropriate parties and will periodically summarize and report all such shareholder communications to the Board. Shareholders may communicate to the Board, to an individual Director or Directors, or to a particular committee of the Board by directing such communication either by email to corporatesecretary@arrowbank.com or in writing to: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If a shareholder intends such communication to be delivered to an individual Director, specific Directors, or particular committee of the Board, we request that this information be prominently displayed at the beginning of the communication.

Named Executive Officers

The Company's Named Executive Officers for 2024 were David S. DeMarco, President and CEO; Penko K. Ivanov, CFO, Senior Executive Vice President, Treasurer and Chief Accounting Officer ("CAO"); David D. Kaiser, Senior Executive Vice President and Chief Credit Officer ("CCO"), Andrew J. Wise, Senior Executive Vice President and Chief Risk Officer ("CRO") and Marc J. Yrsha, Senior Executive Vice President and Chief Banking Officer ("CBO").

Litigation

As previously disclosed in certain of the Company’s filings with the SEC, on June 23, 2023, Robert C. Ashe filed a putative class action complaint (the "Ashe Lawsuit") against the Company in the United States District Court for the Northern District of New York. In addition to the Company, the complaint names as defendants Thomas J. Murphy, the Company’s former CEO and from September 30, 2022 to February 20, 2023, its interim CFO, Edward J. Campanella, the Company’s former CFO, and Penko Ivanov, the Company’s current CFO (“Individual Defendants” and, together with the Company, the "Defendants"). The complaint alleges that the Defendants made materially false and misleading statements regarding the Company’s business, operations and compliance policies in the Company’s public filings between March 12, 2022 and May 12, 2023. The complaint further alleges that the Individual Defendants are liable for these materially false and misleading statements as "controlling persons" of the Company. Based on these allegations, the complaint brings two claims for violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and of Section 20(a) of the Exchange Act. Mr. Ashe, on behalf of a purported class of shareholders, seeks compensatory damages as well as recovery of the costs and fees associated with the litigation. On December 5, 2023, plaintiff Ashe filed an amended complaint that changed the putative class period to the period from August 5, 2022 through May 12, 2023, but challenged substantially the same statements on the same basis. On February 9, 2024, the Company moved to dismiss the action in its entirety. On June 7, 2024, the parties reached a settlement (subject to court approval). On February 13, 2025 the court approved the settlement, which did not have a material impact on the Company’s financial results or position and was fully recognized during 2023 and the first quarter of 2024.

On December 12, 2023 the Company became aware that Stephen Bull filed a complaint (the "Shareholder Derivative Complaint") on behalf of Arrow against the three Individual Defendants, as well as against all members of Arrow’s Board of Directors during the class period in Ashe. The Company is named solely as a nominal defendant in the action and would be the beneficiary of any recovery. The Shareholder Derivative Complaint alleges breaches of fiduciary duty (i) by the Ashe individual defendants based on substantially the same allegedly misleading statements pleaded in the Ashe complaint; and (ii) the Director defendants by failing to adequately oversee the individual defendants and maintain internal and disclosure controls. Plaintiffs seek (i) unspecified damages (which would be payable to the Company) for costs incurred as a result of the alleged misstatements, including costs of investigation, remediation, and litigation, (ii) repayment of the Director defendants’ compensation on an unjust enrichment theory, and (iii) an order directing the Company to take all necessary actions to reform and improve its corporate governance, and (iv) the recovery of costs and fees associated with the litigation. The Shareholder Derivative Complaint also asserts various federal securities claims based on the same alleged misrepresentations as set forth in the Ashe Lawsuit. The parties have reached a settlement in principle (subject to review and approval by the court) under which the Company has agreed to make certain adjustments to its governance structure and processes. The parties are continuing to negotiate final settlement terms. The agreed upon settlement is not expected to have a material impact on the Company's financial results or position.

Stock Ownership Information

Directors and Executive Officers:

The following table sets forth the beneficial ownership of the Company’s common stock, as defined under SEC rules, as of April 7, 2025, the record date for the 2025 Annual Meeting, for each Director, Director nominee and NEO of the Company, as well as for all Directors and executive officers as a group.

Beneficial ownership includes all shares of common stock for which the individual has sole or shared voting power or investment power and all shares that the individual has the right to acquire within 60 days of the record date through the exercise of any option, restricted stock, RSU, warrant or right. There were 16,670,684 shares of the Company's common stock outstanding as of that date.

Name	Number of Shares Owned (a)		Restricted Shares Vesting Within 60 Days	Options Exercisable Within 60 Days	Total Beneficial Ownership of Company Common Stock	Percent of Shares Outstanding (b)
Mark L. Behan	9,410		103	5,885	15,398	*
Tenée R. Casaccio	23,455		103	7,116	30,674	*
Gregory J. Champion	7,668		103	1,857	9,628	*
Gary C. Dake	62,677		103	5,921	68,701	*
James M. Dawsey	15,796		51	1,202	17,049	*
David S. DeMarco	42,981		1,028	35,561	79,570	*
Kristine D. Duffy	4,288	(c)	51	1,202	5,541	*
Penko Ivanov	724		428	—	1,152	*
David D. Kaiser	30,038	(d)	514	35,563	66,115	*
David G. Kruczlnicki	56,882		103	4,130	61,115	*
Elizabeth A. Miller	41,575	(e)	103	5,659	47,337	*
Philip C. Morris	4,274		103	1,202	5,579	*
Raymond F. O’Conor	29,705		103	3,530	33,338	*
Colin L. Read	30,162	(f)	103	6,231	36,496	*
Andrew J. Wise	15,115		514	16,278	31,907	*
Daniel J. White	4,162		—	—	4,162	*
Marc J. Yrsha	5,494		360	5,074	10,928	*
Total Shares of Directors and Executive Officers as a Group (19 people)	393,745	(g)	4,439	149,111	547,295	*

(a)The Company has rounded partial share holdings for purposes of the table data.
(b)The use of an asterisk (“*”) denotes a percentage ownership of less than 1%.
(c)Includes 790 shares held by Director Duffy's spouse.
(d)Includes 5,892 shares held in the Kaiser Family Trust.
(e)Includes 5,847 shares held in the Miller Family Partnership, L.P.
(f)Includes 3,020 shares held by Director Read's spouse.
(g)Includes 25 shares held by the spouse of an executive officer.

5% Shareholders:

The following table sets forth the beneficial ownership of the Company’s common stock as of April 7, 2025, the record date for the 2025 Annual Meeting, by the holder known by us to be a beneficial owner of more than 5% of the outstanding shares of the Company's common stock on such date. Beneficial ownership includes all shares of common stock for which the person or entity has sole or shared voting power or investment power.

Name	Shares Owned		Percent
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,254,712	(a)	7.53%	(b)

(a)The listed number of shares of the Company’s common stock by BlackRock, Inc. ("BlackRock") is based solely upon a Schedule 13G, Amendment No. 14 filed by BlackRock on January 26, 2024 with the SEC, its most recent filing. In that schedule, BlackRock reported that as of December 31, 2023, it had sole dispositive power over all such shares and the sole voting power with respect to 1,231,854 shares. BlackRock is an asset management company that provides asset management services to numerous mutual funds.
(b)Percentage based on 16,670,684 shares of the Company's common stock outstanding on April 7, 2025.

The Company's subsidiary bank, Arrow Bank, in its capacity as fiduciary of numerous accounts in its Wealth Management departments, including, as trustee of the Company's Employee Stock Ownership Plan (“ESOP”), held 2,025,307 shares of the Company's common stock, or 12.1% of the total shares outstanding and entitled to vote on the record date. However, Arrow Bank is not the beneficial owner of these shares. Other persons, such as the individual ESOP participants, had the sole power to vote and/or direct the disposition of these shares. See How are Dividend Reinvestment Plan and other plan shares voted? for additional information with respect to the voting of plan shares. As a result, Arrow Bank was not the beneficial owners of more than 5% of the shares of the Company's common stock outstanding and entitled to vote on the record date.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis explains our executive compensation program for our 2024 Named Executive Officers (NEOs) listed below.

NEO	Title
David S. DeMarco	President and CEO
Penko Ivanov	CFO, Senior Executive Vice President, Treasurer and CAO
David D. Kaiser (1)	Senior Executive Vice President and CCO
Andrew J. Wise	Senior Executive Vice President and CRO
Marc J. Yrsha	Senior Executive Vice President and CBO
(1) David D. Kaiser will be retiring from the Company effective June 30, 2025.

The Compensation Discussion and Analysis also describes the process followed by the Compensation Committee for making pay decisions, as well as its rationale for specific decisions related to 2024. It is organized as follows:

•Overview
•Philosophy and Program
•Process
•Key Compensation Decisions
•Other Information

Overview:

The following section provides an overview of our business, 2024 performance and our key compensation actions.
Business Environment and Performance
Arrow completed a transformational year in 2024, marked by strategic growth, strong financial performance and a deepened commitment to its shareholders and communities. The Company successfully unified its subsidiary banks under the Arrow Bank name, reinforcing our shared vision and strengthening our regional presence. Our expansion efforts included acquiring a bank branch in Whitehall, New York, and the assets of a local insurance agency, further broadening its reach and capabilities.

Financially, Arrow delivered for its shareholders, achieving net income of $29.7 million, or $1.77 per share. The Company's loan portfolio grew by $185 million, a 5.8% increase, while Arrow expanded its net interest margin and actively managed its balance sheet to position the bank for enhanced profitability. Arrow also returned value through share repurchases and an increased cash dividend, reflecting its commitment to long-term growth.

In addition to the Company's strong financial performance, Arrow continued to invest in advancing its technology to deliver a superior customer experience. Summary results for the fiscal year ended December 31, 2024 include:

Comparison of 5 Year Cumulative Total Return for 5 Year Period Ended December 31, 2024
(Assumes Initial Investment of $100 at December 31, 2019)

225
200
175
150
125
100
75
2019
2020
2021
2022
2023
2024
Arrow Financial Corporation
Russell 2000 Index
KBW Bank Index
KBW Regional Bank Index
NASDAQ Composite Index

In addition to Arrow's total shareholder return performance, the Company also highlights several important financial achievements in 2024 below.

2024 Returns	2024 Growth	2024 Asset Quality
Enhan Enhanced shareholder value via share repurchases and increased cash dividends Diluted Earnings Per Share of $1.77 Return on average equity (ROE) was 7.72% Return on average assets (ROA) was 0.70%	Loan growth of $185 million, or 5.8% Total deposit balances were $3.8 billion, a 3.8% increase over 2023 Net Interest Margin improved to 2.72% up from 2.65% in 2023	Maintained strong asset quality, nonperforming assets represented 0.50% of total assets as of December 31, 2024 Net loan charge-offs represented 0.09% of average loans at December 31, 2024

Philosophy and Program:

The following section describes our overall compensation philosophy and program elements. Our executive compensation program is designed to attract and retain key executives and to motivate our executives to improve the Company’s long-term profitability within acceptable risk parameters. We accomplish this through a performance- based reward model including the compensation elements outlined below.

Base Salary
In setting or adjusting base salary levels for our NEOs, the Compensation Committee may consider the following factors: the executive’s position, recent promotions, Company and individual performance, market compensation information, experience, professional standing in the field of banking and financial services and commitment to the community. Base salaries for our NEOs are reviewed and approved annually by the Compensation Committee, typically in the first quarter.

Short-Term Incentive Plan ("STIP")
Our STIP is based on a comprehensive quantitative and qualitative assessment of both Company and individual performance. In setting annual goals under the STIP, the Compensation Committee considers multiple inputs, including but not limited to: specific financial goals, trend analysis regarding our financial performance, general business and economic outlook and individual goals and objectives. The Compensation Committee, in its sole discretion, will determine, on a case-by-case basis, whether an NEO will receive a bonus award for the year and, if so, the amount of this bonus. The Compensation Committee meets at the beginning of each year to determine the STIP awards for the previous year when the Company’s final year-end performance is known.

2022 LTIP
The 2022 LTIP aligns the interests of our NEOs with those of our shareholders and foster a long-term performance orientation. The LTIP allows for grants of various types of equity awards, such as restricted stock, restricted stock units and stock options. The Company’s annual stock awards are typically granted shortly after the close of the Company’s fiscal year, and generally vest is equal increments over a four year period.

Executive Benefits
Executive benefits are reviewed and approved by the Compensation Committee on an annual basis. NEOs are eligible for the benefits package we offer to our full-time employees, which includes medical, dental, life/long-term disability insurance and qualified retirement plans. In addition, our executive compensation program includes a Supplemental Executive Retirement Plan ("SERP"), Deferred Compensation Plan and limited executive perquisites (the personal use of a company automobile, reimbursement of country club dues and a golf course membership, as applicable). See the following sections for additional information on these programs:
•"Pension Benefits and Table" – contained in the Executive Compensation section
◦"Nonqualified Deferred Compensation" – contained in the Executive Compensation section
◦Agreements with Named Executive Officers section

Compensation Policies and Features
We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our shareholders and executives.

What We Do		What We Don't Do
☑
Maintain hedging and pledging policies that prohibit Directors and officers who are subject to SEC Section 16 reporting from entering into financial transaction designed to hedge or offset any decrease in market value of Company common stock
		☑	No tax gross ups
☑	Maintain a clawback policy	☑	No stock option repricing
☑	Maintain a stock ownership policy
☑	Maintain an insider trading policy
☑	Provide for "double-trigger" mechanism for change in control payments

Process:

The following section describes the process and key inputs that are considered in making decisions regarding NEO compensation.

Role of the Compensation Committee, Independent Consultants and Executive Leadership
Each year the Compensation Committee discusses, reviews, recommends and approves certain actions related to NEO compensation and our overall compensation program. The Compensation Committee utilizes outside advisors in certain cases to assist them in the review and decision-making process.

•The Compensation Committee: Oversees our executive compensation policies and process. The Compensation Committee is responsible for the final decisions on components of executive compensation for the CEO and the other NEOs and makes recommendations to the full Board, as appropriate. The Compensation Committee is also responsible for reviewing and approving all aspects of compensation of our CEO and other NEOs, and it considers input from the CEO and the full Board on key compensation policy issues.
•The Committee’s Independent Consultant: The Compensation Committee periodically retains the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide assistance regarding executive and Director compensation, support with compensation policies and proxy disclosures. Pearl Meyer provided no other consulting services in 2024 and has certified its independence for the Committee.
•Executive Leadership: Our CEO provides the Compensation Committee with an annual review of the achievement for the Company's performance and the NEO's individual goals. Executive leadership provides information and data on Company and individual performance and executive compensation to the Compensation Committee. Although our CEO and executive leadership provide insight and recommendations regarding NEO compensation, the Compensation Committee is solely responsible for NEO compensation. Where appropriate, the Board will also make recommendations or determinations regarding NEO compensation.

Peer Group Considerations

Executive Leadership uses peer group data as a point of reference to provide a competitive level of total compensation to our executive team. We do not target our compensation levels solely based on peer group data.

The starting point for our peer group analysis is the New York Bankers Association ("NYBA") Pearl Meyer Survey Report, supplemented by additional data from appropriate peers based on comparable attributes such as size, product offerings and geographical location.

Our compensation benchmarking process resulted in the following combined peer group:

Bar Harbor Bank & Trust Brookline Bancorp Canandaigua National Corporation Camden National Corporation Chemung Financial Corporation Columbia Bank (NJ) ConnectOne Bancorp, Inc.	Eastern Bank Five Star Bancorp HarborOne Bank Kearny Bank NBT Bank, NA. Needham Bank Northwest Bankshares Inc.	OceanFirst Bank Pathfinder Bancorp, Inc. PeoplesBank The Washington Trust Company Trustco Bank Corp. NY Tompkins Financial Corporation

Periodically, we commission an independent outside consulting firm to conduct a comprehensive review of the Company’s executive compensation program. These periodic reviews provide an independent and objective analysis of all elements of compensation, individually and in aggregate, relative to market and peer group practices.

Previous Say-on-Pay Vote Results
In 2024, 89% of our votes cast were in favor of our “say-on-pay” vote.

Key Compensation Decisions:
The following section describes the decisions made regarding Executive compensation.

Base Salary Decisions
The Compensation Committee reviews the current base salaries for our NEOs each year. The Committee approved the base salaries below for Mr. DeMarco and the other NEOs, effective February 1, 2024.

Named Executive Officer	2023 Salary	2024 Salary	% Increase from 2023
David S. DeMarco	$575,000	$695,000	20.90%
Penko Ivanov	$390,000	$410,000	5.10%
David D. Kaiser	$350,000	$365,000	4.30%
Andrew J. Wise	$350,000	$365,000	4.30%
Marc J. Yrsha (1)	n/a	$325,000	n/a
(1) Mr. Yrsha was not an NEO in 2023

In early 2025, the Compensation Committee approved the following base salaries for 2025:

Named Executive Officer	2025 Salary	% Increase from 2024
David S. DeMarco	$715,850	3.00%
Penko Ivanov	$422,300	3.00%
David D. Kaiser	$375,950	3.00%
Andrew J. Wise	$375,950	3.00%
Marc J. Yrsha	$375,950	15.70%

STIP Award Decisions
The Compensation Committee receives input from the CEO for the assessment of the other NEOs performance, which is primarily based on execution of the Company's strategic plan. Similarly, the Compensation Committee determines the STIP for the CEO based on the Company's execution of its strategic plan and the CEO's overall leadership performance. The Compensation Committee sets goals that will result in bonus awards based on the financial performance of the Company.

The chart below reflects each individual's target STIP opportunity. The maximum opportunity is 150% of target.

Named Executive Officer	Base Salary	Target STIP %	Threshold STIP Payout Opportunity	Target STIP Amount	Maximum STIP Payout Opportunity
David S. DeMarco	$695,000	50%	$173,750	$347,500	$431,250
Penko Ivanov	$410,000	40%	$82,000	$164,000	$234,000
David D. Kaiser	$365,000	40%	$73,000	$146,000	$210,000
Andrew J. Wise	$365,000	40%	$73,000	$146,000	$210,000
Marc J. Yrsha	$325,000	40%	$65,000	$130,000	$120,250

The following tabular list shows the most important financial performance measures and goal weighting for 2024.

Company Performance Measure	Target Weight (% of Financial Goals Only)	Target Goal	Actual Achieved(1)	Actual Result
Earnings Per Share (EPS)	80%	$2.35	$2.05	Between Threshold & Target
Tangible Book Value (TBV) Growth	5%	6.50%	6.52%	Between Target & Maximum
Return on Assets (ROA)	5%	0.95%	0.81%	Between Threshold & Target
Non-Performing Loans	5%	0.50%	0.62%	Between Threshold & Target
Net Charge-Offs	5%	0.15%	0.06%	Maximum
(1) Actual performance measures achieved have been adjusted for non-core financial items that were approved by the Board of Directors and the Compensation Committee, as disclosed in the Company's fourth quarter investor deck filed as an attachment to the Current Report on Form 8-K filed
January 30, 2025.

The following table shows the 2024 STIP award payments that were made in February 2025, which were determined in the sole discretion of the Compensation Committee.

Named Executive Officer	2024 Annual Incentive Actual Awards
	Amount	% of Base Target
David S. DeMarco	$312,750	90.0%
Penko Ivanov	$151,700	92.5%
David D. Kaiser	$135,050	92.5%
Andrew J. Wise	$135,050	92.5%
Marc J. Yrsha	$120,250	92.5%

LTIP Award Decisions
At its February 2024 meeting, the Compensation Committee awarded restricted stock to our NEOs which vest 25% per year over a four year period:

Named Executive Officer	Restricted Stock Awards in May 2024 (# shares)	Grant Date Fair Value of May 2024 Restricted Stock Awards
David S. DeMarco	4,111	$103,926
Penko Ivanov	1,713	$43,305
David D. Kaiser	2,056	$51,976
Andrew J. Wise	2,056	$51,976
Marc J. Yrsha	1,439	$36,378

In early 2025, the Compensation Committee approved the following restricted stock awards to our NEOs:

Named Executive Officer	Restricted Stock Awards in January 2025 (# shares)	Grant Date Fair Value of January 2025 Restricted Stock Awards
David S. DeMarco	8,798	$243,265
Penko Ivanov	3,708	$102,526
David D. Kaiser	3,301	$91,273
Andrew J. Wise	3,301	$91,273
Marc J. Yrsha	2,939	$81,263

Compensation Summary
The charts below show the elements of pay and their relative magnitude for our President and CEO, Mr. DeMarco, and our other NEOs as of December 31, 2024 (as disclosed in the Summary Compensation Table).

Other Information:

The following are other aspects of our compensation that are material to our overall program, process and decisions.

Risk Oversight - Compensation
The Board of Directors, Compensation Committee and executive leadership will endeavor to ensure that proper policies are maintained and followed, to monitor compensation levels carefully and ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Executive leadership annually monitors and assesses our existing compensation programs, reporting to the Compensation Committee, including with respect to incentives; plan designs; existence of management and Compensation Committee oversight; existence of appropriate risk mitigants; and assigns a risk rating based on their assessment. The Company has determined its compensation programs and policies do not create excessive and unnecessary risk.

Impact of Accounting and Tax on the Form of Compensation
The Compensation Committee and executive leadership consider the accounting and individual and corporate tax consequences of the compensation plans prior to making changes. The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC TOPIC 718, on the Company’s use of long-term equity incentives. The Compensation Committee believes it is important and necessary that it retain the discretion to provide and revise compensation arrangements as it determines are in the best interest of the Company and its shareholders.

Compensation Committee Report:
The Compensation Committee of the Board has reviewed and discussed with executive leadership the Compensation Discussion and Analysis section, as required by Item 402(b) of the SEC’s Regulation S-K and the Compensation Committee’s Charter. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

David G. Kruczlnicki, Chair
Mark L. Behan
Gary C. Dake

Executive Compensation

This Executive Compensation section includes several tables with details of the compensation actually paid and/or awarded to certain NEOs of the Company for each of the last three fiscal years. Tables included in this section are:

•Summary Compensation
•Grants of Plan-Based Awards
•Outstanding Equity Awards at Fiscal Year-End
•Option Exercises and Stock Vested
•Pension Benefits

Summary Compensation Table:

The following table sets forth information concerning total compensation paid to and compensatory awards received by each of the NEOs for each of the relevant years:

Name and Principal Position	Year	Salary	Bonus (a)	Restricted Stock Awards (b)	Option Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)	All Other Compen- sation (f)	Total
David S. DeMarco, Senior Executive Vice President and CEO	2024	$695,000	—	$103,926	$—	$312,750	$96,736	$25,274	$1,233,686
	2023	502,308	—	—	40,100	215,625	151,195	34,304	943,532
	2022	395,000	—	—	38,250	176,557	98,377	34,005	742,189
Penko Ivanov, Senior Executive Vice President, CFO, Treasurer and CAO	2024	410,000	—	43,305	—	151,700	11,329	43,487	659,821
	2023	310,154	40,000	—	—	97,500	—	21,678	469,332
David D. Kaiser, Senior Executive Vice President and CCO	2024	365,000	—	51,976	—	135,050	46,984	35,935	634,945
	2023	336,538	—	—	40,100	105,000	108,509	34,489	624,636
	2022	325,000	—	—	38,250	145,268	71,538	32,769	612,825
Andrew J. Wise, Senior Executive Vice President and CRO (g)	2024	365,000	—	51,976	—	135,050	24,759	48,344	625,129
	2023	336,538	—	—	40,100	105,000	47,382	41,458	570,478
	2022	325,000	—	—	38,250	145,268	21,388	40,358	570,264
Marc J. Yrsha, Senior Executive Vice President and CBO	2024	325,000	—	36,378	—	120,250	10,126	45,437	537,191

(a) Mr. Ivanov received a sign-on bonus of $40,000 after 90 days of employment.
(b) This column sets forth the grant date fair value of the restricted stock granted under the Company’s 2022 LTIP for each of the listed years, calculated in accordance with FASB ASC TOPIC 718 using the assumptions referred to in the Company's financial statements, footnotes to financial statements and Management's Discussions and Analysis in the Company's Form 10-K for the year ended December 31, 2024. The estimated value of each share of restricted stock granted in 2024 under the 2022 LTIP was $25.28, the closing price of our common stock on the date of the grant.
(c)    This column sets forth the grant date fair value of option awards granted under the Company’s compensatory stock plans for each of the listed years, calculated in accordance with FASB ASC TOPIC 718 using the assumptions referred in the Company's financial statements, footnotes to financial statements and Management's Discussions and Analysis in the Company's Form 10-K for the year ended December 31, 2024. The grant date fair value of each stock option granted under the 2022 LTIP, in each case using the Black-Scholes model to estimate fair value, was $7.65 per option share in 2022 (all grants were made January 26, 2022) and $8.02 per option share in 2023 (all grants were made February 1, 2023). All such stock options vest ratably in equal installments over the first four anniversaries following the date of grant.
(d)    This column sets forth the STIP payments made for each of the listed years, based on the financial performance of the Company, strategic Company results and individual performance factors during that year, as applicable. STIP amounts payable for a given year are generally paid in February of the succeeding year.
(e)    This column sets forth the actuarial increase during each of the listed years in the present value of the retirement benefits under qualified pension plans and nonqualified deferred compensation plans established by the Company that cover such NEO, determined using interest rate, mortality rate and other assumptions consistent with those used in the Company’s financial statements. The net increase (decrease) in the present value of retirement benefits reported for each of the NEOs for 2024 includes (i) under the Company’s Employees’ Pension Plan (“Pension Plan”), $318,761 for Mr. DeMarco, $11,329 for Mr. Ivanov, $137,374 for Mr. Kaiser, $56,036 for Mr. Wise and $10,126 for Mr. Yrsha and (ii) under the Company's SERP, $(222,025) for Mr. DeMarco, $(90,390) for Mr. Kaiser and $(31,277) for Mr. Wise.
(f)    All Other Compensation includes the following components for 2024:

Name	Company Contribution to ESOP	Life Insurance & Long Term Disability Premiums Paid by Company for Benefit of NEO	Dollar Value of Discount in Share Price for Company Common Stock Purchased Under Employees' Stock Purchase Plan	Perquisites Received Greater than $10,000 (1)	Dividends Paid on Unvested Restricted Stock Awards	Total Other Compensation
David S. DeMarco	$20,700	$1,146	$1,167	$—	$2,261	$25,274
Penko K. Ivanov	17,977	2,159	940	21,469	942	43,487
David D. Kaiser	20,700	1,146	61	12,897	1,131	35,935
Andrew J. Wise	20,700	1,146	1,222	24,145	1,131	48,344
Marc J. Yrsha	20,700	477	500	22,969	791	45,437

(1)Each of our NEOs received both a country club membership and personal use of a Company vehicle.

(g)    Mr. Wise served as the COO of the Company until his appointment on February 1, 2024 as the CRO.

Grants of Plan-Based Awards Table:

As noted in the Compensation Discussion and Analysis, the Company may award officers and key employees with both an annual STIP and an LTIP award to attract and retain such individuals and to motivate them to improve the Company’s short- and long-term performance, respectively.

The STIP bonus payable to covered individuals, including NEOs, is based on a comprehensive quantitative and qualitative assessment of both Company and individual performance. Because the STIP bonus payment is discretionary, no NEO has a contractual right to a bonus under the STIP for any given year.

The Company’s 2022 LTIP (and its predecessors) authorizes the granting of stock-based awards as a long-term incentive component within the overall compensation program.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units	All Other Share Awards: Number of Securities Underlying Restricted Stock Awards	Grant Date Fair Value of Restricted Stock
		Threshold (a)	Target	Max	Threshold	Target	Max
David S. DeMarco		$173,750	$347,500	$521,250	—	—	—	—	—	—
	5/29/2024							4,111	4,111	$103,926
Penko Ivanov		82,000	164,000	246,000	—	—	—	—	—	—
	5/29/2024							1,713	1,713	43,305
David D. Kaiser		73,000	146,000	219,000	—	—	—	—	—	—
	5/29/2024							2,056	2,056	51,976
Andrew J. Wise		73,000	146,000	219,000	—	—	—	—	—	—
	5/29/2024							2,056	2,056	51,976
Marc J. Yrsha		70,000	130,000	210,000	—	—	—	—	—	—
	5/29/2024							1,439	1,439	36,378

(a)The threshold incentive award to any covered person under the STIP, including an NEO, is not the minimum bonus payment such person may receive under the STIP. The Compensation Committee may choose to pay a bonus under the STIP to any covered person, including an NEO, that is less than their threshold incentive award, or not to pay such person any bonus under the STIP, even if applicable performance thresholds or targets have been met by the Company and/or such person for the year in question.

Outstanding Equity Awards at Fiscal Year-End Table:

The following table shows all outstanding stock-based awards held by each NEO as of December 31, 2024. Such awards consist of stock options to acquire the Company’s common stock and shares of restricted stock granted under the Company’s 2022 LTIP (or predecessor plans).

Name	Securities Underlying Unexercised Options (Exercisable)	Securities Underlying Unexercised Options (Unexer- cisable) (a)	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have Not Vested (a)	Market Value of shares or units of stock that have Not Vested (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David S. DeMarco	6,150	—	—	$30.26	1/25/2027	—	—	—	—
	5,970	—	—	$27.47	1/31/2028	—	—	—	—
	5,796	—	—	$27.35	1/30/2029	—	—	—	—
	5,627	—	—	$31.34	1/29/2030	—	—	—	—
	4,098	1,366	—	$27.04	1/27/2031	—	—	—	—
	2,653	2,652	—	$33.78	1/26/2032	—	—	—	—
	1,287	3,863	—	$31.47	2/1/2033	—	—	—	—
	—	—	—	—	—	4,111	118,027	—	—
Penko Ivanov	—	—	—	—	—	1,713	49,180	—	—
David D. Kaiser	6,150	—	—	$30.26	1/25/2027	—	—	—	—
	5,971	—	—	$27.47	1/31/2028	—	—	—	—
	5,797	—	—	$27.35	1/30/2029	—	—	—	—
	5,627	—	—	$31.34	1/29/2030	—	—	—	—
	4,098	1,366	—	$27.04	1/27/2031	—	—	—	—
	2,653	2,652	—	$33.78	1/26/2032	—	—	—	—
	1,287	3,863	—	$31.47	2/1/2033	—	—	—	—
	—	—	—	—	—	2,056	59,028	—	—
Andrew J. Wise	614	—	—	$30.26	1/25/2027	—	—	—	—
	—	—	—	$27.35	1/30/2029	—	—	—	—
	5,628	—	—	$31.34	1/29/2030	—	—	—	—
	2,116	1,367	—	$27.04	1/27/2031	—	—	—	—
	2,652	2,652	—	$33.78	1/26/2032	—	—	—	—
	1,287	3,863	—	$31.47	2/1/2033	—	—	—	—
	—	—	—	—	—	2,056	59,028	—	—
Marc J. Yrsha	845	—	—	$31.34	1/29/2030	—	—	—	—
	819	274	—	$27.04	1/27/2031	—	—	—	—
	1,061	1,061	—	$33.78	1/26/2032	—	—	—	—
	773	2,317	—	$31.47	2/1/2033	—	—	—	—
	—	—	—	—	—	1,439	41,314	—	—
(a)Stock options and restricted stock granted to employees vest ratably in equal installments over the first four anniversaries following the date of the grant.

Option Exercises and Stock Vested Table:

The following table sets forth information regarding stock option exercises and shares vested for each NEO during 2024:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting (a)	Value Realized on Vesting (b)
David S. DeMarco	—		—	—	—
Penko Ivanov	—		—	—	—
David D. Kaiser	—		—	—	—
Andrew J. Wise	5,953	(c)	$28,594	—	—
Marc J. Yrsha	—		—	—	—
a.Represents the total number of shares of restricted stock that vested during the year.
b.Represents the “spread” of options on the date of exercise, i.e., the difference between the dollar value of the shares of common stock for which options were exercised, based on the closing price of the Company's common stock on the date of exercise and the exercise price (purchase price) of such shares under the options.
c.Represents the gross number of options exercised, the actual number of shares received was net of shares surrendered to pay the exercise price.

Pension Benefits and Table:

The Company maintains a qualified retirement plan for eligible employees who have attained the age of 18, completed one year of service and work a minimum of 1,000 hours per calendar year. Eligible compensation under the retirement plan includes salary, overtime, sick pay, bonuses and other cash and non-cash benefits.

Participants in the retirement plan with 25 years of service may retire at any age, participants with 10 years of service may retire at or after age 55, and participants with five years of service may retire at or after age 65. For early retirement prior to age 65, annuity payments, if elected, would be reduced by 0.25% for each month the participant elects to retire before age 65. Participants who are eligible to retire may not commence receipt of their benefit prior to age 55, unless the lump sum present value of the accrued benefit does not exceed $50,000.

The Company maintains an unfunded, non-qualified SERP, in part for the benefit of NEOs, as determined by the Compensation Committee on a case-by-case basis. The SERP contains both a qualified retirement plan “makeup” benefit feature and a special additional SERP benefit feature. For those NEOs who qualify and are selected to participate in the “makeup” benefit feature, the award provides enhanced installment payments post-retirement that are designed to give the NEO the overall level of retirement payments they would have received under the qualified retirement plan alone if there were no limitations on compensation for high-paid personnel under the Internal Revenue Code. Under the additional SERP benefit feature, the Compensation Committee is authorized to grant to selected executive officers additional payments upon their retirement, beyond their SERP “make-up” benefit payments. Such additional payments are also typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation Committee at or before the time of retirement. Messrs. DeMarco, Kaiser, Wise, Ivanov and Yrsha participate in the “make-up” benefit feature of the SERP.

In 2024, none of the NEOs, participated in the special additional benefit feature of the SERP.

Effective December 31, 2024, the retirement plan was amended to increase the account balances for certain NEOs by their SERP balances at the time of amendment. This will provide for more favorable tax treatment to the recipients as well as provide additional payment options upon retirement.

The following table sets forth the present value of accumulated benefits under both the qualified and non-qualified retirement plans of the Company payable to each NEO as of December 31, 2024, and the number of years of service credited to them under the plans. The present value was determined using interest rate and mortality rate assumptions consistent with those described in Note 13 in Item 8 of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2024, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Name	Plan Name	Years of Credited Service	Value of Accumulated Benefit as of 12/31/24 (2)	Payments During Last Fiscal Year
David S. DeMarco	Retirement Plan	37.08	1,141,715	—
	SERP (1)	12.00	—	—
Penko Ivanov	Retirement Plan	1.00	11,329	—
	SERP (1)	1.00	—	—
David D. Kaiser	Retirement Plan	24.00	747,189	—
	SERP (1)	8.00	—	—
Andrew J. Wise	Retirement Plan	8.00	169,277	—
	SERP (1)	6.00	—	—
Marc J. Yrsha	Retirement Plan	9.00	90,982	—
	SERP	1.00	—	—

(1) SERP account balance transferred to Retirement Plan balance in chart.
(2) The increase in present value of retirement benefits reported for each of the
Named Executive Officers for 2024 includes the Company's contribution.

Nonqualified Deferred Compensation:

The Company has an Executive Officer Deferred Compensation Plan under which an executive officer may elect on a year-to-year basis to defer until retirement all or a portion of his salary or bonus payments otherwise payable to them during and for such year. Amounts deferred earn interest at a rate equal to the highest rate currently paid on individual retirement accounts by Arrow Bank. None of the NEOs elected to defer under the plan in or for 2024 or the prior two years.

Pay Ratio Disclosure:

As of December 31, 2023, the date we selected to identify our median employee, our total employee population, excluding Mr. DeMarco, consisted of 539 employees who were all located in the United States. To identify the median compensated employee, we used Box 5 of Form W-2 compensation for the full year 2023 for all such employees, annualizing compensation for those employees hired during 2023.

As of December 31, 2024, our total employee population, excluding Mr. DeMarco, consisted of 556 employees who were all located in the United States. We used the same median employee as was used for 2023 as there have been no material changes in our employee population or employee compensation arrangements that we believe would result in a significant change to the pay ratio. The 2024 annual total compensation of our median employee was $57,067. Mr. DeMarco's total annual compensation as reported in the Summary Compensation Table for 2024 was $1,233,686; the ratio of these amounts was 22:1.

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. You should refer to the Compensation Discussion and Analysis ("CD&A") for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Pay Versus Performance Table

The following table provides the information required for our NEOs and Principal Executive Officer ("PEO") for each of the fiscal years ended December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020 along with the financial information required to be disclosed for each fiscal year:

							Year-end value of $100 invested on December 31, 2019 in:
Year	Summary Compensation Table Total for PEO (Murphy)	Compensation Actually Paid to PEO (Murphy)	Summary Compensation Table Total for PEO (DeMarco)	Compensation Actually Paid to PEO (DeMarco)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Arrow Financial Corporation	ABA NASDAQ Community Bank Index (TR)	Net Income (in millions)	Earning Per Share
	(1)	(1)(2)(3)(4)	(1)	(1)(2)(3)(4)	(5)	(2)(3)(4)(5)				(6)
2024	N/A	N/A	$1,233,686	$1,230,215	$614,197	$614,702	$103.22	$108.39	$29.70	$1.77
2023	$1,662,004	$692,271	$943,532	$811,730	$541,482	$480,734	$96.33	$97.22	$30.10	$1.77
2022	$1,742,204	$1,922,576	N/A	N/A	$584,089	$562,080	$107.97	$102.65	$48.80	$2.87
2021	$2,146,089	$2,013,535	N/A	N/A	$557,166	$601,047	$105.51	$113.25	$49.90	$2.93
2020	$1,692,259	$1,430,452	N/A	N/A	$481,414	$436,109	$84.42	$85.57	$40.80	$2.42
(1) The PEO in each reporting years 2020 through 2023 was Thomas J. Murphy, who was an executive officer until May 12, 2023. The PEO in the reporting year 2024 was David S. DeMarco, our current PEO.
(2) Subtractions from, and additions to, total compensation in the Summary Compensation table by year to calculate CAP include:

	2024		2023			2022		2021		2020
	PEO (DeMarco)	Average Non-CEO NEOs	PEO (Murphy)	PEO (DeMarco)	Average of Other Non-PEO NEOs	PEO	Average of Other Non-PEO NEOs	PEO	Average of Other Non-PEO NEOs	PEO	Average of Other Non-PEO NEOs
Total Compensation from from Summary Compensation Table	$1,233,686	$614,197	$1,662,004	$943,532	$541,482	$1,742,204	$584,089	$2,146,089	$557,166	$1,692,259	$481,414
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$(96,736)	$(23,300)	$(1,031,417)	$(151,195)	$(51,964)	$(470,237)	$(52,579)	$(908,942)	$(46,099)	$(614,685)	$(49,985)
Amount added for current year service cost	$87,095	$22,704	$530,040	$65,438	$24,772	$595,215	$33,255	$571,465	$31,163	$482,936	$29,857
Total Adjustments for Pension	$(9,641)	$(595)	$(501,377)	$(85,757)	$(27,192)	$124,978	$(19,324)	$(337,477)	$(14,936)	$(131,749)	$(20,128)
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(103,926)	$(45,909)	$(242,704)	$(40,100)	$(26,733)	$(226,485)	$(38,251)	$(187,798)	$(24,251)	$(184,917)	$(24,950)
Year-end fair value of unvested awards granted in the current year	$118,027	$52,137	$—	$32,551	$21,701	$230,583	$32,940	$279,970	$54,023	$173,356	$27,724
Year-over-year difference of year-end fair values and vest date fair values for awards granted in prior years	$(5,821)	$(3,475)	$—	$(35,652)	$(25,412)	$38,559	$18,756	$106,511	$29,766	$(110,642)	$(21,395)
Fair values at vest date for awards granted and vested in current year	$—	$—	$99,539	$—	$—	$—	$—	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(4,372)	$(2,652)	$(159,079)	$(2,844)	$(3,112)	$(986)	$1,098	$(6,543)	$(721)	$(18,867)	$(6,556)
Forfeitures during current year equal to prior year-end fair value	$—	$—	$(169,874)	$—	$—	$—	$(17,228)	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$2,261	$999	$3,762	$—	$—	$13,723	$—	$12,783	$—	$11,012	$—
Total Adjustments for Equity Awards	$6,169	$1,101	$(468,356)	$(46,045)	$(33,557)	$55,394	$(2,685)	$204,923	$58,817	$(130,058)	$(25,177)
Compensation Actually Paid (as calculated)	$1,230,215	$614,702	$692,271	$811,730	$480,734	$1,922,576	$562,080	$2,013,535	$601,047	$1,430,452	$436,109

(3) The following table illustrates the valuation assumptions used for stock option awards included as part of CAP:
•Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/fiscal year end ("FYE").
•Number of options and exercise price are valued as of FYE 2024 point-in-time.
•Risk-free-rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE.
•Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

For Stock Options Vesting in
	2024	2023	2022	2021	2020
Expected volatility	31% - 40%	35% - 40%	36% - 39%	36% - 41%	28% - 29%
Expected dividend yield	4.0% - 4.3%	3.3% - 3.3%	3.1% - 3.1%	3.4% - 3.6%	2.9% - 3.0%
Expected term, in years	3.0 - 4.5	3.0 - 4.5	3.0 - 4.5	3.0 - 4.5	3.0 - 4.5
Risk-free interest rate	3.8% - 4.2%	3.6% - 4.0%	1.4% - 1.7%	0.2% - 0.5%	1.3% - 1.4%

(4) The following table illustrates the valuation assumptions as of the vesting date for restricted stock awards that vested in each of 2024, 2023, 2022, 2021 and 2020 (note that no awards vested during 2020):

	Weighted Average Fair Value
	2024	2023	2022	2021	2020
Weighted Average Fair Value at vesting	N/A	$22.56	$34.35	$27.61	N/A

(5) Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for Penko Ivanov, David D. Kaiser, Andrew J. Wise and Marc J. Yrsha in the 2024 reporting year, Penko Ivanov, David D. Kaiser and Andrew J. Wise in the 2023 reporting year, and Edward J. Campanella, David S. DeMarco, David D. Kaiser and Andrew J. Wise in the 2020-2022 reporting years.
(6) Earnings per Share is defined in the Compensation Discussion and Analysis section of this Proxy Statement.

Pay Versus Performance: Graphical Description

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•the Company’s Net Income; and
•the Company Selected Measure, for which we have selected Earnings per Share.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Company Net Income as Reported

CAP and Company Selected Measure, Earnings per Share as Reported

Agreements with Named Executive Officers

Employment Agreements:

The Company has employment agreements with Messrs. DeMarco, Ivanov, Kaiser, Wise and Yrsha (the “Current Employment Agreements”). At the beginning of each calendar year, the Compensation Committee considers the renewal of each of the agreements.

DeMarco Agreement
Effective February 1, 2025, Mr. DeMarco entered into a new employment agreement with the Company, replacing his prior three-year employment agreement entered into in February 2024. The new agreement provides for a three-year term, an annual base salary of $715,850 and eligibility to receive a target cash bonus equal to fifty percent (50%) of his base salary.

Ivanov Agreement
Effective February 1, 2025, Mr. Ivanov entered into a new employment agreement with the Company, replacing his prior two-year employment agreement entered into in February 2024. The new agreement provides for a two-year term, an annual base salary of $422,300 and eligibility to receive a target cash bonus equal to forty percent (40%) of his base salary.

Kaiser, Wise and Yrsha Agreements
Effective February 1, 2025, Messrs. Kaiser, Wise and Yrsha entered into new employment agreements with the Company, replacing their prior two-year employment agreements entered into in February 2024. Each new agreement provides for a two-year term, annual base salary of $375,950 and eligibility to receive a target cash bonus equal to forty percent (40%) of his base salary.

General Terms of the Arrow Employment Agreements
Under each agreement, the executive is guaranteed their his current base annual salary and is entitled to participate in certain other benefit plans, including medical, dental and life insurance plans. The executive is also eligible for (although not entitled to receive) cash awards under the STIP and equity-based awards under the 2022 LTIP; and is also eligible to participate in various retirement and supplemental retirement plans. Each agreement contains provisions in the event of termination or change of control described in further detail below.

Potential Payments Upon Termination or Change of Control:

The description below is based on a theoretical termination or change of control on December 31, 2024 for our NEOs.

Termination for Cause
In the event of a termination of any NEO for cause, the NEO in question would not receive any cash severance payment or enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” within the Executive Compensation section. Eligibility for regular Company severance or retirement payments is determined in a manner consistent with all employees of the Company under applicable Company plans and policies.

Termination by the Company Other Than for Cause
If there is a termination of any of the NEOs by the Company other than for cause, the NEO is entitled under their current employment agreement with the Company to receive a lump-sum payment in an amount equal to the greater of (i) their base salary payable during the remaining term of the agreement or (ii) one year’s base salary. The table later in this section shows the estimated payouts for Messrs. DeMarco, Ivanov, Kaiser, Wise and Yrsha, had they been terminated by the Company other than for cause as of December 31, 2024.

The Company does not have a formal written severance plan or policy that generally covers employees or executives who are terminated by the Company other than for cause; therefore, none of the NEOs would be entitled to any additional severance payments under any such policy or plan if terminated by the Company other than for cause. However, under the SERP, executive officers are eligible to participate if so determined by the Compensation Committee. In 2024, as selected by the Compensation Committee, Messrs. DeMarco, Ivanov, Kaiser, Wise and Yrsha participated in the “make-up” benefits feature of the SERP.

For further information concerning the SERP, see the discussion accompanying the “Pension Benefits Table” in the Executive Compensation section. In the past, the Company has, from time to time at the discretion of the Board or its Compensation Committee, awarded severance payments to executives in differing amounts, determined on a case-by-case basis, even in cases where such payments were not required under the SERP or under the terms of any employment agreement between the Company and such officer. Generally, any termination by the Company of an executive other than for cause would not generally result in enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” in the Executive Compensation section. (The foregoing discussion assumes that the hypothetical termination of an executive by the Company other than for cause is not preceded by a change of control. Any such termination following a change of control may result in a greater payment to the executive, as discussed later in this section.)

Termination for Good Reason
Each of the current executive employment agreements provides for payments to the executive if the executive was to voluntarily terminate their employment for “good reason" (as defined by the agreements). The amount due to the executive if they were to terminate their employment for good reason during the term of the agreement, is a lump-sum payment equal to the greater of the amount of (i) their base salary payable during the remaining term of the agreement or (ii) one year’s base salary. For a discussion of the impact of a voluntary termination by an executive of their own employment on any retirement benefits due them under the Company’s qualified retirement plan or under the Company’s nonqualified SERP or any payments under any other severance plan or policy, see the discussion in the preceding section, “Termination by the Company Other Than for Cause.” (The foregoing discussion assumes that the hypothetical termination of the executive by the Company other than for cause is not preceded by a change of control. Any such termination following a change of control may result in a greater payment to the executive, as discussed later in this section.)

Termination in Connection with a Change of Control
Under the employment agreements with each of the executives, if during the term of the agreement there is a change of control (as defined by the agreements) of the Company and, within 12 months after such change of control, either (i) the Company terminates the employment of the executive other than for cause or (ii) such executive terminates their employment with the Company for good reason, the executive will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of their termination (or in a lump sum, in the event of unforeseeable emergency), equal to the present value of two, or in the case of Mr. DeMarco, three times the sum of the executive's (a) annual base salary and (b) target bonus under the STIP for the relative year (the "Base Amount"), in each case subject to downward adjustment to reflect the value of any other “change of control” payments or benefits they might receive following such change of control under other compensatory arrangements then in effect. In addition, all of the outstanding equity awards granted to these executives, to the extent not fully vested, would under the terms of such options vest immediately upon a change of control, regardless of whether the employment of such person is terminated or terminates on or after such change of control. Termination of any of the executives following a change of control would generally not result in enhanced retirement benefits beyond the benefits described in the “Pension Benefits Table” in the Executive Compensation section. Eligibility for other payments would be determined in a manner consistent with all Company employees under applicable plans and policies.

Voluntary Termination or Early Retirement
In 2024, the early retirement or voluntary termination of employment by any NEO (other than a voluntary termination of employment by the NEO for “good reason,”) would generally not result in any enhanced retirement benefits beyond the benefits described in “Pension Benefits Table” in the Executive Compensation section. To the extent that any NEO may hold unvested equity awards as of the date of self-termination or early retirement, the plan Administrator may choose to accelerate the vesting of such options as of the date of such termination or early retirement. Eligibility for regular Company severance or retirement payments by an executive is determined in a manner consistent with all Company employees under applicable plans and policies. Participation in either the “makeup” benefit feature or the special additional benefit feature of the SERP, including in the event of early retirement, is limited to select executives, as determined from time to time by the Compensation Committee. Participating executives may be eligible for SERP payments upon their termination of employment or early retirement.
Death or Disability
In the event of death or disability, the executive would generally not receive any cash severance payment or enhanced retirement benefits beyond those described in “Pension Benefits Table” within the Executive Compensation section. Eligibility for regular Company severance or retirement payments is determined in a manner consistent with all employees of the Company under applicable plans and policies. However, under the standard stock option award agreements and restricted stock award agreements applicable to all equity award recipients, including executives, upon the death or permanent disability of a recipient who holds unvested equity awards, any such awards will be subject to accelerated vesting as of such date.

Provisions for Non-Compete and Non-Solicitation
Each of the employment agreements for Messrs. DeMarco, Ivanov, Kaiser, Wise and Yrsha, contain non-compete and non-solicitation provisions. For a period of two years following the termination of the executive’s employment, for any reason, they are generally precluded from being employed by, an owner of, or adviser to any bank or insured financial institution located in any New York county in which the Company or its Subsidiaries provide financial services, maintain a branch or office or have acted to establish a branch or office. Under the non-solicitation provision, for a period of two years following the executive’s termination of employment for any reason, they are generally precluded from soliciting customers or clients of the Company or its Subsidiaries on behalf of any other financial institution that provides financial services. The executive is also precluded from employing or soliciting employees of the Company or its Subsidiaries on behalf of another corporation or entity. These employment agreements also contain confidentiality and non-disparagement covenants in favor of the Company.

Potential Payments Table:

The table below shows the estimated potential payments and benefits to each of the NEOs upon various "termination of employment" scenarios, assuming the NEO’s employment terminated as of December 31, 2024; the value of the Company’s common stock was $28.71, the closing price of our common stock on December 31, 2024; and in the case of a post change-in-control termination, the triggering change-in-control event occurred in 2024.

Name and Principal Position	Type of Payment	Involuntary Termination Without Cause or Voluntary Termination with Good Reason		Change of Control (a)		Retirement	Death or Disability
David S. DeMarco, President and CEO	Cash Compensation	1,447,917	(b)	3,023,250		—	—
	Stock Options (c)	—		2,281		—	2,281
	Restricted Stock (c)	—		118,027		—	118,027
	SERP – Pension & ESOP (d)	142,091		142,091		142,091	142,091
	Health and Welfare Benefits (e)	—		43,849		—	—
	Total	1,590,008		3,329,498		142,091	262,399
Penko K. Ivanov, Senior Executive Vice President, Treasurer and CFO	Cash Compensation	444,167	(b)	1,123,400		—	—
	Stock Options (c)	—		—		—	—
	Restricted Stock (c)	—		49,180		—	49,180
	SERP – Pension & ESOP (d)	—		—		—	—
	Health and Welfare Benefits (e)	—		585		—	—
	Total	444,167		1,173,165		—	49,180
David D. Kaiser, Senior Executive Vice President and CCO	Cash Compensation	395,417	(b)	1,000,100		—	—
	Stock Options (c)	—		2,281		—	2,281
	Restricted Stock (c)	—		59,028		—	59,028
	SERP – Pension & ESOP (d)	54,478		54,478		54,478	54,478
	Health and Welfare Benefits (e)	—		38,914		—	—
	Total	449,895		1,154,801		54,478	115,787
Andrew J. Wise, Senior Executive Vice President and CRO	Cash Compensation	395,417	(b)	1,000,100	(f)	—	—
	Stock Options (c)	—		2,283		—	2,283
	Restricted Stock (c)	—		59,028		—	59,028
	SERP – Pension & ESOP (d)	44,681		44,681		44,681	44,681
	Health and Welfare Benefits (e)	—		50,197		—	—
	Total	440,098		1,156,289		44,681	105,992
Marc J. Yrsha, Senior Executive Vice President and CBO	Cash Compensation	352,083		890,500	(f)	—	—
	Stock Options (c)	—		458		—	458
	Restricted Stock (c)	—		41,314		—	41,314
	SERP – Pension & ESOP (d)	6,288		6,288		6,288	6,288
	Health and Welfare Benefits (e)	—		50,196		—	—
	Total	358,371		988,756		6,288	48,060

(a)Payment in accordance with the terms of the executive contracts as previously described.
(b)Messrs. DeMarco, Ivanov, Kaiser, Wise and Yrsha will each receive a lump-sum payment equal to the greater of the amount of (i) their base salary payable during the remaining term of the agreement in effect on December 31, 2024 or (ii) one year’s base salary.
(c)Reflects accelerated vesting of equity awards.
(d)Represents $0 for benefits under the SERP pension plan and $142,091 for SERP ESOP account value for Mr. DeMarco; and $0 for benefits under the SERP pension plan and $54,478 for SERP ESOP account value for Mr. Kaiser; $0 for benefits under the SERP pension plan, $44,681 for SERP ESOP account value for Mr. Wise and $0 for benefits under the SERP pension plan and $6,288 for SERP ESOP account value for Mr. Yrsha. SERP pension plan benefits are payable in the form of an annuity and SERP ESOP account values are payable in a lump sum.
(e)Represents the projected cost for 24 months of medical and dental insurance coverage under the Company’s fully insured medical and self-insured dental plans, assuming continued cost-sharing by the NEO, plus continued premium payments for 24 months of term life insurance and split-dollar insurance policies.

Delinquent Section 16(a) Reports

The Company’s executive officers and Directors, as well as any 10% shareholders of the Company, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC regarding their ownership of Company stock, including changes in their stock ownership. The Company has received and reviewed copies of these reports filed by the Company’s Directors and executive officers during 2024. Based solely on the Company's review of these 2024 reports and statements, except as listed below, all of the Section 16(a) reports required to be filed by the Directors and executive officers during 2024 were timely filed:

•Director White filed one late Form 3 which disclosed his initial holdings in the Company upon being appointed Director.
•Section 16 filers Jacobs, Pancoe and Yrsha filed one late Form 3 which disclosed each of their respective initial holdings upon being appointed an executive officer.
•Director Kruczlnicki filed one late Form 4 which disclosed acquiring the quarterly payment of his retainer fee.
•Director O'Conor filed one late Form 4 which disclosed gifting shares.

Additional Voting Information

Frequently Asked Questions:

Who is entitled to vote?
The Company has one class of stock outstanding, common stock, $1.00 par value per share. At the close of business on the record date of April 7, 2025, there were 16,670,684 shares outstanding. The holders of these shares are shareholders of record and will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Each of these shareholders will receive notice of the Annual Meeting and instructions on how to vote their shares. Each share outstanding on the record date is entitled to one vote. Shares held in treasury by the Company are not eligible to vote and do not count toward a quorum.

What are broker "non-votes” and how are they voted at the Annual Meeting?
Shares of Company common stock can be held in (i) certificate form; (ii) by “book entry” at the Company's transfer agent, Equiniti Trust Company, LLC; or (iii) in “street name” at a broker. When shares owned by you are held in street name, the broker will solicit your vote and provide the Company with the results of the vote for all of the Company shares it holds in your account. On “routine” matters, if you as the owner of the shares do not provide the broker with voting instructions, the broker has the right to vote these shares in its own discretion. However, a broker is not allowed to exercise its discretion on voting shares held in street name on any “non-routine” matter. On non-routine matters, these shares may only be voted by the broker in accordance with express voting instructions received by it from you, the owner of the shares. Thus, a broker "non-vote” occurs when the broker, bank or other nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.

This year, the only matter that we expect will be considered a routine matter is Item 3, the ratification of the Company’s independent registered public accounting firm. We expect that Item 1, the Election of Directors and Item 2, Say-on-Pay will be treated as non-routine matters. Accordingly, if you provide a proxy without giving specific voting instructions or if you do not otherwise provide your broker, bank or other nominee with voting instructions, we expect that your broker, bank, or other nominee will not have discretionary authority to vote your shares at the Annual Meeting on any proposal other than Proposal 3.

Alternatively, votes cast by brokers, banks or other nominees in their discretion on routine matters will be counted the same as any other votes that are submitted regarding the proposals. However, some brokers, banks or other nominees may choose not to exercise their discretionary authority if they have not received voting instructions from a beneficial owner. If your shares are held at a broker, bank or other nominee, the Company urges you to provide voting instructions to your broker so that your vote may be counted.

Broker "non-votes” will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

How are Dividend Reinvestment Plan and other plan shares voted?
Shares owned by you in the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (“DRIP”) on the record date will be combined with all other shares owned by you directly on that date and presented to you with voting instructions. Shares owned by Company employees, Directors and other participants in the Company’s 2023 Employee Stock Purchase Plan (and it predecessor plans) as of April 7, 2025, the record date, will be presented to the participants for voting on a separate voting form and will be voted in accordance with their instructions.

Shares owned by Company employees in the Company's Employee Stock Ownership Plan ("ESOP") on the record date on a fully vested basis will be voted by the ESOP trustee on behalf of such employees in accordance with voting instructions received from the employees. Participants will receive a separate voting form from the ESOP’s plan administrator for this purpose. If a participant does not provide the trustee with voting instructions for such participant's ESOP shares, the trustee will vote the participant’s shares in accordance with the “mirror voting” provisions of the ESOP. Under the “mirror voting” provisions, all such shares will be voted in a pro rata manner calculated to reflect most accurately the instructions received from those account holders who did provide voting instructions to the trustee.

What constitutes a quorum at the meeting?
There will be a quorum at the Annual Meeting if one-third of the total number of outstanding shares of the Company's common stock are present, or represented by proxy. Consistent with applicable state law and the Company's Certificate of Incorporation and bylaws, all shares present or represented by proxy at the Annual Meeting, including so-called broker "non-votes,” will be treated as shares present or represented by proxy for purposes of determining the meeting quorum. Shares held in treasury by the Company are not deemed outstanding and therefore are ignored for purposes of calculating the quorum.

How many votes are required for approval of Item 1?
The first item on the agenda is the election of four Class C Directors to three-year terms, one Class A Director to the Remainder of their term and one Class B Director to the remainder of their term. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting and eligible to vote on such matter is required for the election of each Director. A “plurality” means receiving a higher number of votes for such position than any other candidate, up to the maximum number of Directors to be chosen at the Annual Meeting. Because there are only as many nominees as there are Directors to be elected at this year’s meeting, a Director nominee is assured of being elected if such Director nominee receives any “For” votes, regardless of how many “Withhold Authority” votes are cast for that Director. As a non-routine matter, we expect that your broker, bank, or other nominee will not have discretionary authority to vote on Item 1 and will not cast a vote unless you provide a proxy including specific voting instructions.

What is the impact of a vote to “Withhold Authority” on Item 1?
As discussed in the preceding section, because there are only as many nominees as there are Directors to be elected, if each of the nominees receives any votes in favor of such nominee's election, each will be elected and a ballot marked “Withhold Authority,” like an abstention from voting, will not affect the outcome of this election. However, the Company’s Majority Voting Policy states that if an election of Directors is uncontested, as is the case this year, and a nominee’s “Withhold Authority” votes exceed 50% of the total number of shares present or represented by proxy and entitled to vote at the Annual Meeting with respect to the election of Directors, that Director must tender their resignation following the meeting. The Governance Committee of the Board is then required to evaluate the tendered resignation and make a recommendation to the Board on appropriate action, which may or may not include the acceptance of such resignation. In determining the appropriate action to be taken by the Company, the Board will take into account the best interests of the Company and its shareholders.

Accordingly, a ballot marked “Withhold Authority,” unlike an abstention from voting, may nevertheless have a negative impact under the Majority Voting Policy because a “Withhold Authority” vote, unlike a shareholder’s abstention from voting, will be treated as a negative vote under the Company’s Majority Voting Policy and may make it somewhat more likely that the nominee will be required to tender their resignation under that policy, even though such person may in fact have been elected.

How many votes are required for approval of Item 2?
The second item on the agenda is the advisory approval of the executive compensation, commonly referred to as "Say-on-Pay." The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal is required to approve, by advisory vote, the compensation paid to the NEOs. Abstentions and broker “non-votes” will not be counted in determining the number of votes cast and, therefore, are not expected to have any effect on the outcome of this vote. A proxy or ballot marked “Abstain” on Item 2 will not have the same effect as a vote “Against” such item. A proxy or ballot marked “Against” on Item 2 counts in the total number of votes on the item, whereas a vote to “Abstain” on Item 2 is not counted in the total votes on the item. Therefore, a vote “Against” Item 2 makes it more difficult to achieve shareholder advisory approval of Say-on-Pay than a vote to “Abstain.” As a non-routine matter, we expect that your broker, bank or other nominee will not have discretionary authority to vote on Item 2 and will not cast a vote unless you provide specific voting instructions.

How many votes are required for approval of Item 3?
The third item on the agenda is ratification of the independent registered public accounting firm, Crowe. The affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and voting on this proposal is required for ratification. A proxy or ballot marked “Abstain” on Item 3 will not have the same effect as a vote “Against” such item. A proxy or ballot marked “Against” on Item 3 counts in the total number of votes on the item, whereas a vote to “Abstain” on Item 3 is not counted in the total votes on the item. Therefore, a vote “Against” Item 3 makes it more difficult to achieve shareholder approval or ratification than a vote to “Abstain.” As a routine matter, your broker, bank, or other nominee is expected to have discretionary authority to vote on Item 3 in the event that you provide a proxy without giving specific voting instructions.

How do I vote?
If you are a shareholder of record as of the close of business on April 7, 2025, you will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. You can ensure that your shares are voted properly by submitting your proxy by calling (800) 690-6903, visiting www.proxyvote.com or by completing, signing and dating the proxy card that will be provided to you upon request. Shareholders of record should receive a notice with voting instructions and the ability to request Proxy Materials. Those shareholders who have previously requested printed or electronic copies of the Proxy Materials will receive a printed or electronic copy of the proxy card, as applicable.

If your shares are held by a broker, bank or other nominee, you must follow the voting instructions on the form you receive from your broker, bank or other nominee.

How can I participate in the Annual Meeting?
To participate, please visit www.virtualshareholdermeeting.com/AROW2025 on the day of the meeting, you will enter your control number to be admitted. No preregistration is required to attend the virtual Annual Meeting.

When can I join the Annual Meeting online?
If you plan to attend, please go to www.virtualshareholdermeeting.com/AROW2025 15 minutes prior to the 10:00 a.m. Eastern Daylight Time meeting start time and sign in using the 16-digit control number included on your proxy card. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. We encourage our shareholders to access the Annual Meeting prior to its start time.

How can I ask questions at the Annual Meeting?
Shareholders may submit questions 15 minutes prior to the Annual Meeting, as well as during the Annual Meeting through a question box at www.virtualshareholdermeeting.com/AROW2025 by entering in the 16-digit control number included on the shareholder's proxy card.

Questions pertinent to meeting matters will be answered either by email or by telephone as quickly as possible after the Annual Meeting. Questions that are not pertinent to meeting matters, such as questions regarding personal matters, including those related to employment, bank or insurance products or service issues, or suggestions for bank facilities, will not be answered.

What if I experience technical difficulties when attempting to access the Annual Meeting?
Please call the technical support number that will be on the meeting log in page for assistance.

What if I have additional questions regarding the virtual Annual Meeting?
You may contact the Company’s Corporate Secretary at corporatesecretary@arrowbank.com.

May I revoke my proxy?
A proxy may be revoked at any time prior to the Annual Meeting by submitting a later vote of your shares either online or by telephone prior to the Annual Meeting or by attending and voting your shares virtually at the Annual Meeting. Simply attending the Annual Meeting is not sufficient to revoke a proxy. You may also revoke your proxy by delivering a written notice of revocation of proxy prior to the Annual Meeting to: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. If your shares are held in “street name” by a broker, bank or other nominee, have directed such broker, bank or other nominee to vote your shares and later wish to change your vote, you should instruct such broker, bank or other nominee to change your vote.

How are proxies being solicited?
Proxies are being solicited electronically, by telephone and by mail. Proxies may also be solicited without additional compensation by Directors, officers and other employees personally, by telephone or other means. The Company will bear all costs of proxy solicitation. If the Company utilizes the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, the Company will reimburse them for their out-of-pocket expenses. The Company may, in its discretion, engage at its cost a proxy solicitor to solicit proxies at the Annual Meeting.

Will I have appraisal or similar dissenters’ rights in connection with the proposals being voted on at the Annual Meeting?
No. Appraisal or similar dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

Householding of Notices to Shareholders:

In some instances, only one copy of the Notice Regarding the Availability of Proxy Materials concerning this Proxy Statement is being delivered for shareholder accounts that contain the same primary Social Security number, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies. The Company will deliver a copy of the Notice Regarding the Availability of Proxy Materials to any shareholder upon request by email to corporatesecretary@arrowbank.com or in writing to: Householding of Notice, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

Additional Matters for Consideration at the Annual Meeting:

Please note the deadline for submission of proposals by shareholders for consideration at the Annual Meeting has passed. This applies to proposals that shareholders might wish to include in this Proxy Statement, proposals that shareholders might wish to include in their own proxy materials (which they would prepare, file with the SEC and disseminate to shareholders), or proposals that shareholders might wish to submit directly to a shareholder vote at the Annual Meeting. Therefore, no additional matters may be proposed by any shareholder for submission, or submitted, to a vote of the shareholders at the Annual Meeting, other than procedural issues such as adjournment, postponement or continuation. On such procedural issues, all shares represented at the Annual Meeting by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

Proxy Cards Returned Without Specific Voting Instructions:

If you return a proxy card without specific voting instructions for any or all items, your shares will be voted “For” each of the Board’s four Class C nominees, the one Class A nominee, and the one Class B nominee on Item 1; “For” Say-on-Pay on Item 2; “For” ratification of the appointment of Crowe on Item 3; and “For” any other procedural matter properly submitted for shareholder consideration, in such manner as the shareholders’ attorneys-in-fact may determine, in their discretion, to be appropriate and in the best interests of shareholders.

Additional Shareholder Information

Shareholder Submissions of Director Nominees for the 2026 Annual Meeting:

Any shareholder submission of a candidate for the Board to consider as one of its nominees for Director at the 2026 Annual Meeting of Shareholders must be in writing and contain certain information about the candidate and comply with certain procedures, which are described in detail in the Company’s bylaws and are in compliance with Regulation 14A of the Exchange Act including, without limitation, Rule 14a-19. All candidates who are properly submitted by shareholders will first be considered by the Governance Committee of the Board at the time of its normal Director nomination review, and if the Governance Committee recommends such candidate, such candidate will subsequently be considered by the full Board. Such submissions must be in writing and addressed to: Board of Director Candidates, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.

A shareholder may act directly to nominate such shareholder's own Director candidates at our 2026 Annual Meeting of Shareholders by following the procedures set forth in the subsection below titled “Shareholder Proposals for Presentation at the 2026 Annual Meeting.” Such direct nominations by shareholders not involving the Board’s nomination are subject to the deadlines and procedures described and set forth in our bylaws and applicable rules of the SEC, including minimum advance notice to the Board.

Annual Meeting Shareholder Proposal Process:

Shareholder Proposals for Inclusion in the 2026 Proxy Statement
To be considered for inclusion in our 2026 Proxy Statement, shareholder proposals must be submitted in accordance with SEC’s Rule 14a-8 and must be received by our Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, no later than December 25, 2025. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year's Annual Meeting, then, to be considered for inclusion in the Company’s 2026 Proxy Statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by us in a reasonable amount of time before we begin to print and send our proxy materials for the 2026 Annual Meeting. Additionally, our Company bylaws require, among other things, the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or person to be nominated, as well as the number of shares of our common stock that are owned by the proposing shareholder.

Shareholder Proposals for Presentation at the 2026 Annual Meeting
If a shareholder wishes to have a proposal presented at our 2026 Annual Meeting but not included in the Company’s 2026 Proxy Statement, including a nomination for the Board of Directors, the shareholder must satisfy the requirements established under our Company bylaws and applicable securities laws. The shareholder must give notice to the Corporate Secretary of the Company of any such proposal for next year’s Annual Meeting no later than February 4, 2026, and the notice provided by the shareholder must contain information required by our bylaws including the name and address of record of the proposing shareholder, appropriate information regarding the matter sought to be presented or the proposed nominee, as well as the number of shares of our common stock that are owned by the proposing shareholder. In the event that the 2026 Annual Meeting will be held on a date that is not within 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the shareholder must be received no later than the earlier of close of business on the 10th day following (i) the day on which notice of the date of the 2026 Annual Meeting is first mailed; or (ii) the date on which public disclosure of the 2026 Annual Meeting date is first made. In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by the above dates under the advance notice provisions of our Bylaws and must include information in the notice required by our Bylaws and Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

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Thank You for Voting Your Shares
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ARROW Financial Corporation

ARROW FINANCIAL CORPORATION
ATTN: ANDREW J. WISE
250 GLEN STREET
GLENS FALLS, NY 12801

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AROW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73216-P24984

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARROW FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the following four (4) persons as Class C directors to a term of three (3) years, one (1) person as a Class A director for a term of one (1) year, and one (1) person as a Class B director for a term of two (2) years, each to serve until their successors have been duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class C

01) Tenée R. Casaccio
02) James M. Dawsey
03) Philip C. Morris
04) Colin L. Read, Ph.D.

Class A

05) Daniel J. White

Class B

06) Kristine D. Duffy, Ed.D.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve, on an advisory basis, a resolution relating to the 2024 executive compensation ("Say-on-Pay").	☐	☐	☐
3. To ratify the selection of the independent registered public accounting firm Crowe LLP as the Company's independent auditor for the fiscal year ending December 31, 2025.	☐	☐	☐

4. To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V73217-P24984

ARROW FINANCIAL CORPORATION
Annual Meeting of Shareholders
June 4, 2025 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation (the "Company"), hereby appoint(s) David Kaiser and Andrew Wise, and each of them acting individually, with full power to act alone, the attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually at **www.virtualshareholdermeeting.com/AROW2025**, at 10:00 a.m. EDT on Wednesday, June 4, 2025, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present.

The undersigned directs that this proxy be voted as specified on the reverse side. **If no direction is made for a proposal, the proxy will be voted: (a) "FOR" all the Company's director nominees in Proposal 1 and (b) "FOR" Proposals 2 and 3.** This proxy may also be voted, in the discretion of the attorneys-in-fact, on any matter that may properly come before the meeting or any adjournments or postponements thereto. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such stock.

Continued and to be signed on reverse side